Exhibit 10.4

LEASE

THIS LEASE, made as of the 7th day of October, 2019, by and between SP ROCK HILL LEGACY EAST #1, LLC, an Indiana limited liability company (“Landlord”), and DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation (“Tenant”);

WITNESSETH:

In consideration of the mutual covenants and agreements contained herein, Landlord and Tenant agree as follows:

1.    Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the parcel of real estate located at the northeast quadrant of Williamson Parkway and Highway 21 in Rock Hill, South Carolina that is more particularly described on Exhibit A-1 attached hereto and incorporated herein by this reference (the “Real Estate”) together with the building (the “Building”) to be constructed by Landlord on the Real Estate. The Building will consist of approximately 129,600 square feet, subject to any expansion pursuant to Section 24 of this Lease. The Building, Real Estate and related improvements to be constructed on the Real Estate and used in connection with the Building (the “Improvements”) are collectively referred to as the “Leased Premises.”

2.    Lease Term and Holding Over.

(a)    Lease Term. The initial term of this Lease (the “Initial Term”) shall be for a period commencing on the date (the “Commencement Date”) which is the Substantial Completion Date (as defined in Section 4(b)), and ending at 11:59 p.m. on the day before the one hundred eightieth (180th) monthly anniversary of (i) the Commencement Date if the Commencement Date is the first day of a calendar month, or (ii) the first day of the first full calendar month following the Commencement Date if the Commencement Date is not the first day of a calendar month.

(b)    Renewal Terms.

(i)    Tenant is granted the option (each a “Renewal Option”) to extend the term of this Lease for two (2) successive additional terms of five (5) years each (each a “Renewal Term”) provided all of the following conditions (the “Renewal Conditions”) are met with respect to each Renewal Term: (a) Tenant gives Landlord notice (the “Renewal Notice”) at least two hundred seventy (270) days prior to commencement of the applicable Renewal Term to which such notice relates, that it is exercising the applicable Renewal Option, and (b) at the date such Renewal Option is exercised, and (c) at the commencement of the applicable Renewal Term to which such option relates, Tenant shall not be in default hereunder, subject to Tenant’s right to cure any such default. The Renewal Term shall commence at the expiration of the prior term. If any Renewal Option is not exercised or if the Renewal Conditions are not met with respect to any Renewal Term, such Renewal Option and Renewal Term shall be deemed null and void and any subsequent Renewal Option shall be null and void. TIME IS OF THE ESSENCE WITH RESPECT TO THE GIVING OF EACH RENEWAL NOTICE.

(ii)    Tenant’s lease of the Leased Premises during each Renewal Term, if applicable, shall be upon and subject to the terms and conditions of this Lease, except that the Base Rent (as defined below) for the Leased Premises during each Renewal Term shall be set at an amount equal to the Fair Market Rental Rate (as hereinafter defined).

(i)    For purposes of this Lease, “Fair Market Rental Rate” shall mean a rate reasonably determined based on one hundred percent (100%) of the prevailing base rental rate per square foot of rentable area that a willing tenant would pay and a willing landlord would accept in an arm’s length, bona fide negotiation for lease of the Leased Premises to be executed at the time of determination and to commence on the commencement of the Renewal Term, taking into consideration all relevant terms and conditions of any comparable leasing transactions in the Pertinent Market (as hereinafter defined), including, without limitation: availability of similar manufacturing, warehouse and distribution buildings in the Pertinent Market taking into account leases for comparable (on the basis of factors such as, but not limited to, size and location of space, commencement date and term of lease) space in the sub-market area in which the Building is located which are comparable to the Building in reputation, quality, age, size, location, tenant creditworthiness, parking availability and level and quality of services provided and which have reached economic stabilization and are not offering, for any other reason, below-market rents (the foregoing factors not being exclusive in identifying comparable buildings) (the Building, together with such comparable buildings, if applicable, being herein referred to as the “Pertinent Market”).

(ii)    For the period commencing on the date Tenant provides to Landlord its Renewal Notice and continuing for thirty (30) days thereafter (“Rent Negotiation Period”), Landlord and Tenant shall use good faith efforts to agree upon the Fair Market Rental Rate. In the event that Landlord and Tenant fail, after good faith efforts, to agree upon the Fair Market Rental Rate, the Fair Market Rental Rate shall be determined by appraisal as hereinafter provided. If the Fair Market Rental Rate is to be determined by appraisal, then Landlord and Tenant shall each appoint within fifteen (15) days after the expiration of the Rent Negotiation Period a qualified and impartial appraiser (a qualified appraiser being one who has had at least ten (10) years’ experience in the evaluation of industrial warehousing/manufacturing/ office/distribution space in the Pertinent Market area and M.A.I. Designation). The identity and address of each such appraiser shall be designated in writing by each party to the other. In case either party fails to appoint an appraiser within the period set forth above, then the appraiser appointed by the party timely providing notice hereunder shall determine the Fair Market Rental Rate. Upon each party appointing an appraiser, the two appraisers shall each, within ten (10) days of appointment, submit to Landlord and Tenant in writing their respective determination of the Fair Market Rental Rate (each a “Proposed Rate”), provided, however that until such time as Landlord and Tenant have each received a Proposed Rate from both appraisers, neither appraiser nor Landlord and Tenant shall disclose to either appraiser the Proposed Rate submitted by the other appraiser (such restriction being intended to avoid any improper influence or gamesmanship with respect to the determination of the Fair Market Rental Rate) until Landlord and Tenant have both confirmed receipt of the Proposed Rate from both appraisers. In case either appraiser fails to submit to both Landlord and Tenant its Proposed Rate within the period set forth above, then the Proposed Rate submitted by the appraiser that made a timely submission shall be the Fair Market Rental Rate. Landlord and Tenant will each separately pay all costs, fees and expenses of their respective appraiser.

(iii)    If both appraisers timely submit a Proposed Rate as provided above and if the Proposed Rates are the same or if the lesser of the Proposed Rates is an amount not less than 90% of the greater of the Proposed Rates, then in such event the Fair Market Rental Rate shall be the average of the two Proposed Rates.

(iv)    If both appraisers timely submit a Proposed Rate as provided above and if the Proposed Rates are not the same and the lesser of the Proposed Rates is an amount less than 90% of the greater of the Proposed Rates, then the two appraisers shall promptly agree upon and appoint a qualified and impartial appraiser who has had at least ten (10) years’ experience in the evaluation of industrial warehousing/manufacturing/office/distribution space in the Pertinent Market area as a third appraiser (the “Deciding Appraiser”) and shall notify the other parties of the identity and address of such appointee. The Deciding Appraiser may not have any material financial or business interest in common with either of the parties or the previously appointed appraisers. Within five (5) business days of the appointment of the Deciding Appraiser,

Landlord and Tenant will submit to the Deciding Appraiser their respective appraiser’s determinations of the Proposed Rate and any related information. Within fifteen (15) days of such appointment of the Deciding Appraiser, the Deciding Appraiser will review each party’s submittal (and such other information as the Deciding Appraiser deems necessary) and will select, in total and without modification, the submittal presented by either Landlord or Tenant as the Fair Market Rental Rate. Any determination of Fair Market Rental Rate made by the Deciding Appraiser in violation of the provisions of this section shall be beyond the scope of authority of the Deciding Appraiser and shall be null and void. If the determination of Fair Market Rental Rate is made by a Deciding Appraiser, Landlord and Tenant will each pay, directly to the Deciding Appraiser, one-half (1⁄2) of all fees, costs and expenses of the Deciding Appraiser.

(iii)    Notwithstanding the foregoing, the Base Rent (i) for the first Renewal Term and (ii) for the second Renewal Term shall be equal to or greater than the Base Rent for the expiring Initial Term or Renewal Term, as applicable. However, Tenant hereby acknowledges and agrees that Tenant shall accept the Leased Premises in its “AS-IS” condition during the applicable Renewal Term; and Tenant hereby further acknowledges and agrees that, in connection with Tenant’s exercise of each Renewal Option, Landlord shall have no obligation to make any improvements, alterations or modifications to the Leased Premises, nor shall Landlord be obligated to provide Tenant with any improvement allowances or other allowances or payments. Upon Landlord’s request, Tenant shall execute a written addendum to this Lease confirming Tenant’s exercise of the applicable Renewal Option, the commencement and expiration dates of the applicable Renewal Term and such other matters as Landlord shall reasonably request.

(iv)    If this Lease is terminated or expires for any reason, the Renewal Options granted in this Section with respect to periods subsequent to such termination or expiration shall be deemed null and void. The Initial Term together with any Renewal Terms are hereinafter referred to collectively as the “Lease Term”.

(c)    Holdover Possession. If Tenant holds over and remains in possession of the Leased Premises after the expiration of the Lease Term or earlier termination of this Lease, with the consent of Landlord, then such holding over and continued possession shall create a tenancy from month to month upon and subject to the same terms and conditions of this Lease in effect when the Lease Term expires, except for the length of the term of this Lease and the Base Rent amount due during any such hold over period. At any time, either party may terminate such tenancy from month to month upon thirty (30) days written notice delivered to the other party in accordance with Section 20. During any holdover period, Tenant shall pay to Landlord for each day that it holds over 150% of the Base Rent (as defined in Section 3) in effect when expiration or termination of this Lease occurs, prorated on a daily basis during such holdover period. Notwithstanding the foregoing, if Tenant has provided notice to Landlord at least one hundred eighty (180) days prior to the expiration of the Lease Term, such notice to include a time period up to three (3) calendar months (the “Permitted Holdover Period”) in which Tenant intends to remain in possession of the Leased Premises, and no default remains uncured as of the date of the notice of the Permitted Holdover Period and/or the commencement of the Permitted Holdover Period, then Tenant shall have the right to holdover possession for the Permitted Holdover Period under the same terms and conditions as the previous term, but at a rate of one hundred twenty-five percent (125%) of the Base Rent in effect immediately prior to the Permitted Holdover Period, provided, however, that Tenant shall be obligated to pay such holdover rent for the full Permitted Holdover Period even if Tenant vacates the Leased Premises and surrenders possession prior to the expiration thereof. If Tenant holds over and remains in possession of the Leased Premises after the expiration of the Lease Term, without the written consent of Landlord, then Tenant shall indemnify and hold harmless Landlord from and against any and all claims, judgments, liabilities, losses, costs, and expenses arising from, or in connection with, such possession. This Section 2(c) shall in no way constitute consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease (or a Permitted Holdover Period if applicable), nor limit Landlord’s remedies in such event, including, without limitation, Landlord’s right to recover from Tenant any consequential or punitive damages resulting from a holdover by Tenant after the expiration or earlier termination of this Lease (or a Permitted Holdover Period, if applicable). For clarification, if Tenant exercises its right to holdover possession for the Permitted Holdover Period in strict accordance with this Section, then Landlord’s right to seek recovery under the foregoing indemnity or recover from Tenant any consequential or punitive damages resulting from a holdover by Tenant shall not apply unless Tenant fails to vacate and surrender possession of the Leased Premises on or before expiration of the Permitted Holdover Period.

3.    Rent.

(a)    Payment of Base Rent. Subject to any adjustments in accordance with Section 4(g) below, Tenant shall pay to Landlord annual base rent (the “Base Rent”) for the Leased Premises in the amounts provided in the table below.

Period	Monthly Base Rent	Annual Base Rent
Commencement Date – End of Lease Year 1	$70,956.00	$851,472.00
Lease Year 2	$72,552.51	$870,630.12
Lease Year 3	$74,184.94	$890,219.30
Lease Year 4	$75,854.10	$910,249.23
Lease Year 5	$77,560.82	$930,729.84
Lease Year 6	$79,305.94	$951,671.26
Lease Year 7	$81,090.32	$973,083.86
Lease Year 8	$82,914.85	$994,978.25
Lease Year 9	$84,780.44	$1,017,365.26
Lease Year 10	$86,688.00	$1,040,255.98
Lease Year 11	$88,638.48	$1,063,661.74
Lease Year 12	$90,632.84	$1,087,594.13
Lease Year 13	$92,672.08	$1,112,065.00
Lease Year 14	$94,757.21	$1,137,086.46
Lease Year 15	$96,889.24	$1,162,670.90

First Renewal Term
Lease Year 16	See Section 2(b)(ii).
Lease Year 17
Lease Year 18
Lease Year 19
Lease Year 20

Second Renewal Term
Lease Year 21	See Section 2(b)(ii).
Lease Year 22
Lease Year 23
Lease Year 24
Lease Year 25

Base Rent shall be payable in equal monthly installments and in advance (without abatement, offset, deduction or prior demand, except as otherwise specifically set forth herein) on or before the first day of each full and partial calendar month during the Lease Term; provided that, if the Lease Term expires or commences on a date other than the first day or last day of a calendar month, then the Base Rent payable for such partial calendar month shall be an amount equal to the monthly installment of Base Rent otherwise then in effect, divided by the number of days in the full calendar month during which the Lease Term expires, and multiplied by the number of days in such partial calendar.

(b)    Change Order Adjustments. The Base Rent amounts listed in the table above shall be subject to modification to account for increases in the Improvement Costs (as defined below) due to Change Orders (as defined below) as provided in Section 4(g) below. In the event that any adjustment in Base Rent is required, the Monthly Base Rent and Annual Base Rent shall be recalculated in accordance with Section 4 below and the parties shall enter into an amendment to this Lease to confirm any such adjustment of the Base Rent hereunder.

(c)    Additional Rent. All charges payable by Tenant other than Base Rent are called “Additional Rent’’, and Base Rent and Additional Rent are referred to collectively as “Rent”. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due either to the applicable taxing authority, insurance carrier, utility service provider or other provider, directly, or to Landlord upon demand with the next monthly installment of Base Rent.

(d)    Past Due Payments. If any Base Rent, Additional Rent or any other sums, charges, or payments required to be paid by Tenant to Landlord under this Lease shall become overdue for a period in excess of ten (10) days, then such unpaid amounts shall bear interest from the date due to the date of payment at the rate of twelve percent (12%) per annum (the “Default Rate”). Such interest shall be in addition to, and not in lieu of, any other right or remedy that Landlord may have hereunder, at law, or in equity.

(e)    Place of Payments. All payments of Base Rent or any other sums, charges, or payments to be paid by Tenant to Landlord under this Lease required to be made, and all statements required to be delivered, by Tenant to Landlord shall be made and delivered to Landlord at its address set forth in Section 20, or to such other address as Landlord specifies to Tenant in accordance with that Section.

(f)    Net Lease. The Base Rent payable hereunder shall be paid on a “triple net” basis without abatement, deduction or offset. It is the intent of the parties, except as is otherwise provided in this Lease, that, from and after the Commencement Date, Tenant shall pay all costs, charges, insurance premiums, taxes, utilities, expenses and assessments of every kind and nature incurred for, against, or in connection with the Leased Premises, excluding however, any of Landlord’s costs as set forth in Section 9(a) or as otherwise provided in Section 4 in connection with Landlord’s Work and any Tenant Finish Allowance (as defined below). All such costs, charges, insurance premiums, taxes, utilities, expenses and assessments covering the Leased Premises shall be prorated upon the Commencement Date and upon the expiration or earlier termination of the Lease Term. The terms and provisions of this Section 3(f) shall survive the expiration or earlier termination of this Lease.

4.    Landlord’s Work.

(a)    Landlord’s Work. Landlord shall, at Landlord’s sole cost and expense, construct or cause the construction of the Building and the Improvements (collectively, the “Landlord’s Work”), in substantial compliance with the site plan attached hereto as Exhibit B and incorporated herein by this reference and the project specifications attached hereto as Exhibit C and incorporated herein by this reference (collectively the “Project Specifications”). Landlord shall: (i) obtain all permits and approvals necessary for the completion of the Landlord’s Work; and (ii) complete the Landlord’s Work (including all architectural and engineering design and permitting) in compliance with all applicable laws, statutes, ordinances, rules and regulations (including the Americans with Disabilities Act of 1990, as amended); provided, however, that Landlord shall have no responsibility pursuant to this sentence with respect to any design changes and/or Change Order(s) requested by Tenant or Tenant’s architect. Landlord will cause plans and specifications for the Landlord’s Work to be prepared by Landlord’s architect in accordance with the Project Specifications, and will submit the proposed preliminary plans and specifications to Tenant for Tenant’s approval within seventy-five (75) days of mutual execution and delivery of this Lease. Tenant will approve such plans and specifications, or will state its reasons for disapproval in writing, within ten (10) days after its receipt thereof from Landlord. Tenant will not withhold or condition its approval thereof except for just and reasonable cause, and will not act in an arbitrary or capricious manner with respect to the approval thereof. If Tenant notifies Landlord within the aforesaid ten (10) day period of its disapproval of the proposed plans and specifications and states its reasons for disapproval, then Landlord and Tenant will work in good faith to resolve any item of disapproval identified in the preliminary plans and specifications and, upon any revisions to the plans and specifications, Landlord shall resubmit the plans and specifications to Tenant for Tenant’s approval. If Tenant fails to provide its written approval or disapproval, in writing, within the aforesaid ten (10) day period, then each day thereafter until Tenant does provide its written approval or disapproval will constitute one (1) day of Tenant Delay (as such term is defined below). Further, if Tenant is late in responding to any plans and specifications and Landlord so notifies Tenant, in writing, that Tenant has failed to respond within the aforesaid ten (10) day period, then Tenant’s failure to provide such written approval or disapproval within ten (10) days after such written notification will constitute Tenant’s approval of the plans and specifications. The plans and specifications for Landlord’s Work as approved, or deemed to have been approved, by Tenant will automatically become the “Plans and Specifications” hereunder. Anything to the contrary contained herein notwithstanding, Landlord’s Work shall include, and the Plans and Specifications shall provide for, causing the warehouse portion of the Building (and all other portions of the Building) to be fully-served by a heating, ventilation, and air conditioning system that is adequate to serve such spaces and heat and cool the same in a commercially reasonable manner. Landlord shall not make any changes to the Project Specifications or the Plans and Specifications (once approved or deemed approved as set forth in this Section) without obtaining Tenant’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. In the event of any conflict between the approved Plans and Specifications and the initial Project Specifications, the approved Plans and Specifications shall control. For purposes of this Lease, the term “Improvement Costs” shall mean all “hard” and “soft” costs and expenses incurred by Landlord to acquire the Real Estate and design, build and complete the Landlord’s Work in accordance with this Lease including, without limitation, the costs of labor and materials, design, permitting and engineering fees, construction management or project management fees, development fees, acquisition costs for the Real Estate, financing costs, interest and other reasonable carrying costs, reasonable legal fees, brokerage commissions, sales or other excise taxes Landlord must pay in connection with the purchase of materials and services, other reasonable soft costs incurred by Landlord in connection therewith and all other costs and expenses set forth in the project budget. Anything to the contrary contained herein notwithstanding, Landlord shall be solely responsible for all Improvement Costs related to the Landlord’s Work.

(b)    Substantial Completion of Landlord’s Work. The Landlord’s Work shall be deemed to be substantially completed on the date (the “Substantial Completion Date”) that Landlord delivers to Tenant (i) a copy of an architect’s certificate (the “Architect’s Certificate”) of substantial completion indicating that the Landlord’s Work has been completed in accordance with the Plans and Specifications, subject to identified “punch-list” items which do not materially affect Tenant’s ability to use the Building and Improvements for the purpose of conducting its normal business operations or for the purpose of completing the installation of its fixtures and equipment (the “Punch List Items”), and (ii) a certificate of occupancy or equivalent authorization from local governmental authorities authorizing occupancy of the Building and Improvements for their intended purposes (provided; however, that a project completion certificate for the Building, a temporary certificate of occupancy, or equivalent authorization will suffice if the remaining incomplete work or conditions are either included in the scope of the Punch List Items or represent work that Tenant is responsible for completing under the Lease). Subject to Tenant Delays, Force Majeure and the other terms and conditions of this Lease, Landlord shall cause the Substantial Completion Date to occur on or before September 1, 2020 (“Scheduled Completion Date”). For purposes of this Lease, “Tenant Delays” shall mean any delay which is caused or contributed to by Tenant, or those acting by, for or under Tenant, including, without limitation, any failure by Tenant to approve proposed plans and specifications on a timely basis or any delay resulting from any revisions that Tenant proposes to the Plans and Specifications and/or any Change Order(s) requested by Tenant. Upon an event of Force Majeure or any Tenant Delays, the Scheduled Completion Date shall be extended for the period of any delay attributable to such event of Force Majeure or Tenant Delay.

(c)    Tenant Finish Work and Allowances. Tenant shall, at Tenant’s sole cost and expense, except as set forth below with respect to the Tenant Finish Allowance, construct or cause the construction of the tenant improvements which are generally described in Exhibit D attached hereto and incorporated herein by this reference (the “Tenant Finish Work”). Tenant shall pay to Landlord a construction management fee of three percent (3%) of the total costs of the Tenant Finish Work. Landlord shall provide an allowance for the costs of the Tenant Finish Work in the amount of Four Hundred Thousand Dollars ($400,000) (the “Tenant Finish Allowance”). The Tenant Finish Allowance shall be used to construct and pay for the Tenant Finish Work, and any remaining balance of the cost of the Tenant Finish Work above the Tenant Finish Allowance shall be payable by Tenant directly to its contractor for the Tenant Finish Work, pursuant to separate agreement. Landlord shall reimburse Tenant for the Tenant Finish Allowance in accordance with Exhibit D-1. Provided, however, that anything to the contrary contained herein notwithstanding, if Tenant does not use the entire Tenant Finish Allowance, Tenant shall be entitled to a credit against Base Rent for any portion of the Tenant Finish Allowance not used by Tenant.

(d)    Construction of Tenant Finish Work. Tenant shall construct the Tenant Finish Work in accordance with the Tenant Work Letter attached hereto as Exhibit D-1, and the Tenant Finish Work shall not be subject to the terms and conditions of Section 7 hereinbelow. Landlord and Tenant hereby agree that the Tenant Finish Work shall be performed by contractor(s) selected by Tenant with Landlord’s approval, not to be unreasonably withheld, conditioned, or delayed.

(e)    Early Access and Full Access. Except for the Tenant Finish Allowance, Tenant shall be responsible for the cost and expenses of all work necessary to complete the Tenant Finish Work and prepare the Leased Premises for initial occupancy by Tenant that is not expressly included in Landlord’s Work. Commencing on August 1, 2020 (as such date may be extended due to Force Majeure or Tenant Delays) (the “Early Access Date”), Tenant shall have access to the Leased Premises in order to commence the Tenant Finish Work. Commencing on the Substantial Completion Date, Tenant shall have full access to the Leased Premises for all purposes under this Lease, including without limitation for the installation of Tenant’s trade fixtures, equipment, furniture, systems and inventory. Notwithstanding the foregoing, Tenant agrees that (i) such early access by Tenant shall not interfere with or delay the performance of the Landlord’s Work in any way and shall be subject to Landlord’s prior written consent which shall not be unreasonably withheld, delayed or conditioned; (ii) Tenant shall indemnify Landlord from any damage or liability to the extent caused by such early access by Tenant or Tenant’s contractors, agents or invitees; and (iii) Tenant shall provide Landlord proof that all insurance Tenant is required to carry under this Lease is in full force and effect on or before the date of such early access by Tenant or Tenant’s contractors, agents or invitees. In the event that any damage is caused to the Leased Premises by or as a result of Tenant’s access to the Leased Premises, Tenant shall indemnify Landlord from any liability resulting from such damage and shall reimburse Landlord immediately for all reasonable costs incurred by Landlord to repair same. All the terms, covenants and agreements set forth in this Lease (other than the payment of Rent) shall apply to any such early occupancy. In the event Tenant exercises its early entrance right under this Section 4(e) and engages a contractor for the performance of any work that is permitted hereunder (including, without limitation, the installation of Tenant’s material handling system), Tenant shall cause such contractor(s), prior to commencing any such work, to provide Landlord with evidence of commercial general liability, professional liability, worker’s compensation and automobile liability insurance together with any other insurance that may be required under its contract (each a “Tenant Work Contract”) with Tenant for the performance of such work. The commercial general liability policy shall name Landlord, Landlord’s general contractor and (if affirmatively required under the Mortgage [as defined below]) Landlord’s Lender (as defined below), as additional insured parties. Each such policy shall contain an agreement by the insurer that such insurance coverage shall not be modified or canceled without delivery of written notice to the insured party. Furthermore, Tenant shall cause each Tenant Work Contract to require the contractor thereunder to (A) indemnify, defend and hold Tenant, Landlord, Landlord’s general contractor and Landlord’s Lender harmless from and against any and all losses, damages, claims, suits, actions, judgments, liabilities and expenses, including, without limitation, environmental damages and remediation expenses and reasonable attorneys’ fees, arising out of, or with respect to any injury to, or death of, persons and/or any damage to, or destruction of, property, on or about the Premises and attributable to the negligence or misconduct of such contractor, or its officers, employees, agents, subcontractors or invitees, and (B) maintain commercially reasonable liability insurance policies to support its indemnification obligations under such Tenant Work Contract (collectively, the “Indemnity and Insurance Requirements”). With respect to any Tenant Work Contract that is entered into by and between Tenant’s general contractor and any applicable subcontractor, Tenant shall be deemed to have complied with its obligation to include the Indemnity and Insurance Requirements in each such Tenant Work Contract so long as the Tenant Work Contract between Tenant and its general contractor requires that all subcontracts provide that the subcontractor thereunder shall comply with the Indemnity and Insurance Requirements and Tenant otherwise makes good faith and reasonable efforts to require compliance with the same.

(f)    Initial Condition. After the Substantial Completion Date, Tenant assumes responsibility for inspecting the Leased Premises before accepting occupancy to determine that: (i) the Landlord’s Work have been completed in accordance with the Plans and Specifications and this Lease; and (ii) the Leased Premises complies with this Lease and all applicable laws. Within fifteen (15) days after the date of Substantial Completion, Tenant shall execute and deliver to Landlord a certificate (“Acceptance Letter”), stating that Tenant has accepted the Leased Premises, subject to the identified Punch List Items, or any lesser list of items from the list of Punch List Items which remain incomplete and are identified in the Acceptance Letter. Landlord shall promptly correct any such remaining Punch List Items after receipt of the Acceptance Letter. Landlord shall promptly complete any Punch List Items within sixty (60) days after the Substantial Completion Date. Upon completion of all Punch List Items, Landlord shall, to the extent assignable, assign to Tenant all warranties which: (i) may be extended to Landlord by manufacturers, suppliers, or contractors in connection with the completion of the Landlord’s Work; and (ii) cover those parts of the Leased Premises which Tenant is obligated to maintain under Section 9 below. Any such assignment of warranties will be made with a reservation of rights in favor of the Landlord to afford Landlord an on-going and continuing right to enforce performance of those warranties by the applicable parties that issued those warranties, in pari passu with the rights of the Tenant to enforce those warranties.

(g)    Change Orders. If Tenant, Landlord and the Construction Manager agree to any change order(s) to the Plans and Specifications (“Change Order(s)”) which increases the costs and expenses attributable to the Landlord’s Work, then Tenant shall either (i) pay the amount of such increase to Landlord within ten (10) days of execution of such Change Order or (ii) increase the rent by taking the total cost of the overage including soft costs multiplied by eight percent (8%) and increasing annual Base Rent for each year by such amount. All Change Orders shall be subject to Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary in this Lease, Landlord shall have no obligation to approve any Change Order(s), and as a condition to approving any such Change Order(s), Landlord may condition its approval on Tenant agreement to pay the amount of such increase to Landlord within ten (10) days of execution of such Change Order as set forth above.

5.    Taxes.

(a)    Real Estate Taxes and Assessments. The term “Real Estate Taxes” shall mean: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Real Estate, the Improvements to be constructed by or for the benefit of Tenant hereunder, all fixtures taxable as real property and all future improvements and fixtures or any alterations or additions constructed pursuant to Section 7, below (collectively the “Taxable Real Property”); (ii) any tax on the Landlord’s right to receive, or the receipt of, rent or income from the Taxable Real Property or against Landlord’s business of leasing the Taxable Real Property (excluding Landlord’s federal or state income, franchise, inheritance or estate taxes); (iii) any tax, assessment or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Taxable Real Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Taxable Real Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord’s interest in the Taxable Real Property; and (v) any charge or fee replacing any tax previously included within the definition of Real Estate Tax. In this regard, Real Estate Taxes shall include all charges levied, assessed or imposed, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature, made, assessed, levied or imposed upon, or which become a lien upon, the Taxable Real Property, or any part of the Taxable Real Property, or upon this Lease, and are due and payable during or are otherwise attributable to the Lease Term, as well as assessments for sidewalks, streets, sewers, water, or any other public improvements and any other improvements or benefits which shall, during the Lease Term, be levied, assessed or imposed, or become a lien upon the Taxable Real Property, or any part of the Taxable Real Property, or upon this Lease, and become due and payable during or are otherwise attributable to the Lease Term. Tenant shall pay and discharge when due all Real Estate Taxes levied, assessed, imposed, or due and payable during or otherwise attributable to the Lease Term on, against, or with respect to the Taxable Real Property, and Tenant shall pay all late charges, interest and penalties if any Real Estate Taxes are not paid or discharged when required hereunder. Within ten (10) days after any installment or payment of such Real Estate Taxes is due, Tenant shall deliver to Landlord satisfactory evidence that the installment or payment has been paid and discharged in full.

(b)    Landlord, at its cost and expense, shall: (i) cause the Leased Premises to be established as a separate parcel for the purpose of the assessment of Real Estate Taxes; and (ii) provide Tenant with all bills, statements, and invoices for, or with respect to, Real Estate Taxes (or shall cause the same to be sent directly to Tenant) levied, assessed, imposed or due and payable or otherwise attributable to the Lease Term on, against, or with respect to the Leased Premises within ten (10) business days after receipt of the same. In the event that the Lease Term commences or expires other than on the first or last day of a calendar year, Tenant’s obligation to pay Real Estate Taxes for such calendar years shall be prorated based upon the number of days of the Lease Term that occur in such calendar years. The obligations of Tenant hereunder with respect to the payment of such Real Estate Taxes levied, assessed, imposed or due and payable during or otherwise attributable to the final calendar year of the Lease Term shall survive the expiration of the Lease Term or earlier termination of this Lease.

(c)    Other Taxes and Assessments. Tenant shall pay and discharge, as and when assessed: (i) all taxes, levies, and charges imposed on, against, or with respect to the conduct of its business operations in, on, or from the Leased Premises; and (ii) all taxes, levies, and charges imposed on, against, or with respect to its trade fixtures, equipment, inventory, and other personal property in, on, or about the Leased Premises. In addition to the foregoing, Tenant shall pay an amount equal to any sales or use tax on all amounts classified as Base Rent or Additional Rent which may be now or hereafter imposed by any lawful governmental authority. Tenant also shall pay and discharge, as and when assessed, all assessments levied or assessed or due and payable during the Lease Term on, against, or with respect to the Leased Premises pursuant to any applicable easements or any declaration of covenants, conditions or restrictions (individually or collectively, the “Declaration”) encumbering the Real Estate and/or Leased Premises (“Declaration Assessments”), and Tenant shall pay all late charges, interest, and costs of collection under any such Declaration if any installment or payment of Declaration Assessments is not paid or discharged when required hereunder. Within ten (10) days after any installment or payment of such Declaration Assessments is due, Tenant shall deliver to Landlord satisfactory evidence that the installment or payment has been paid and discharged in full. The obligations of Tenant hereunder with respect to the payment of such Declaration Assessments levied during the final calendar year of the Lease Term shall survive the termination of this Lease. In the event any Real Estate Taxes or Declaration Assessments are assessed against the Leased Premises as part of a larger parcel, then Landlord shall allocate a fair and equitable amount of such assessments to the Leased Premises.

(d)    Contesting Real Estate Taxes. Tenant, at its cost and expense, shall have the right to contest, in the manner prescribed by law, and otherwise in a reasonable and diligent manner, the calculation of Real Estate Taxes levied on, against, or with respect to the Taxable Real Property, or the valuation of the Taxable Real Property for purposes of calculating such Real Estate Taxes, if: (i) Tenant determines in good faith that such Real Estate Taxes have been incorrectly calculated, or the Leased Premises and/or Taxable Real Property has been materially overvalued for purposes of calculating such Real Estate Taxes (“Tax Dispute”); (ii) Tenant delivers to Landlord a written notice describing the Tax Dispute and the proposed contest with particularity; and (iii) Landlord does not object to the proposed contest within ten (10) days after receipt of such notice, which objection shall be made only on the basis that Landlord reasonably has determined that the Tax Dispute will not result in decreased Real Estate Taxes (or any such Tax Dispute remains subject to certain additional conditions or requirements of any mortgage lender). Landlord shall cooperate with Tenant in contesting any Tax Dispute, including, without limitation, executing documents in connection therewith; provided that Tenant shall bear all costs associated with Landlord’s cooperation. Pending resolution of the Tax Dispute, Tenant shall pay, when required by the applicable taxing authority, the full amount of the Real Estate Taxes levied or due and payable on, against, or with respect to the Taxable Real Property. Tenant shall not agree to any settlement of a Tax Dispute without Landlord’s prior written consent, which consent may be withheld only on the basis that the settlement will result, or reasonably is anticipated by Landlord to result, in increased Real Estate Taxes. Tenant shall indemnify and hold harmless Landlord from and against any and all increases in Real Estate Taxes which result from a contest commenced or conducted by Tenant. Any reduction, credit or refund of Real Estate Taxes resulting from a contest conducted by Tenant and which were paid by Tenant or are the obligation of Tenant to pay hereunder shall be credited or paid to Tenant. In the event that Landlord files to contest any Real Estate Taxes and such action was not taken upon Tenant’s request, Landlord shall notify Tenant of the same and keep Tenant apprised of any filings or proceedings in connection therewith, including providing Tenant with copies of any notices received by Landlord pursuant to such contest.

(e)    Public Incentives. York County, South Carolina, a body politic and corporate and a political subdivision of the State of South Carolina (the “County”) has, pursuant to a resolution adopted by the York County Council, the governing body of the County, on September 16, 2019, agreed to negotiate with Tenant for the following incentives with respect to the Building and related improvements (collectively, the “Project”): (i) negotiated fee in lieu of tax incentives, (ii) special source revenue credits, and (iii) creation of a joint county industrial or business park (herein collectively, together with any other public incentives afforded the Project, referred to as the “Public Incentives”) that have been sought by Tenant. In order to take advantage of the proposed Public Incentives, the parties anticipate that the County and at Tenant’s request, Landlord, shall enter into a Fee in Lieu of Tax and Incentive Agreement with the County and Tenant (together with any other agreements required in connection with the Public Incentives, the “Incentives Agreement”) establishing the terms and conditions for the Public Incentives in exchange for the commitment of the Landlord and Tenant, respectively, to perform certain obligations relating to the Project. In this regard, the Tenant will be entitled to the benefits of the Public Incentives for the duration of (i) the term of the Incentives Agreement, or (ii) the Term of this Lease, whichever occurs earlier. In this regard, the parties acknowledge that the Incentives Agreement has or will be executed by the County based upon certain assumptions concerning (i) anticipated real property capital investment from the performance and completion of Landlord’s Work and compliance with any reporting obligations of Landlord expressly provided for in the Incentives Agreement arising solely as a result of either (I) a transfer of the Leased Premises by Landlord, (II) a change in Landlord’s name, and (III) as a result of any merger, reorganization or consolidation of Landlord (collectively, the “Landlord’s Incentives Responsibility”); and (ii) anticipated investment in equipment and fixtures for the Project and job creation and retention and all compliance and reporting obligations under the Incentives Agreement other than those expressly included in Landlord’s Incentives Responsibility (collectively, the “Tenant’s Incentives Responsibilities”). Landlord and Tenant shall cooperate in good faith to execute, acknowledge and deliver such further documents and, and perform such other acts, as may be reasonably necessary to obtain or comply with the Public Incentives, provided, however that in no event shall Landlord be obligated to incur any costs or liabilities in connection therewith other than the Landlord’s Incentives Responsibility. The Incentives Agreement also recognizes that certain information concerning the Landlord’s Incentives Responsibility and the Tenant’s Incentives Responsibilities may need to be reported to the County on a regular basis to preserve the Public Incentives. The parties hereto acknowledge and agree that the Landlord will exercise reasonable efforts to satisfy the Landlord’s Incentives Responsibility and that the Tenant will exercise reasonable efforts to satisfy the Tenant’s Incentives Responsibilities. In addition, the parties hereto acknowledge and agree to cooperate with one another in good faith to submit the necessary information to the County to preserve the efficacy of the Public Incentives. If the information reported to the County is not consistent with the threshold conditions contemplated in the Incentives Agreement, the parties recognize that the Public Incentives may be subject to amendment, reduction or elimination, and potentially resulting in payment obligations or other liabilities (with any such payment obligations or other liabilities amount being referred to herein as a “Clawback Obligations”). Any Tenant Clawback Obligations (as hereinafter defined) that may be assessed will be promptly paid, when due, by Tenant directly to the applicable taxing authority. For purposes of this Lease, the term “Tenant Clawback Obligations” will mean and refer to any Clawback Obligations that are: (i) imposed on account of a default on the part of Tenant under the Incentives Agreement or as a result of any default on the part of the Tenant under this Lease; (ii) imposed as a result of any failure of the Tenant to satisfy the Tenant’s Incentives Responsibilities; or (iii) imposed for any reason (including, without limitation, indemnity requirements and/or costs of defending the County set forth in the

Incentives Agreement) other than solely on account of a default on the part of the Landlord under the Incentives Agreement or solely on account of any failure of the Landlord to satisfy the Landlord’s Incentives Responsibility. Any Landlord Clawback Obligations (as hereinafter defined) that may be assessed will be promptly paid, when due, by Landlord directly to the applicable taxing authority. For purposes of this Lease, the term “Landlord Clawback Obligations” will mean and refer to any Clawback Obligations that are imposed solely on account of any failure of the Landlord to satisfy the Landlord’s Incentives Responsibility.

(f)    Real Estate Tax Filings and Exemption Applications. Tenant shall file or cause to be filed, on a timely basis, all property tax returns required in connection with the Real Estate Taxes for the Project, including without limitation a State of South Carolina, Property Return, Form SCDOR PT-300 or such comparable form as the South Carolina Department of Revenue may provide from time to time. Landlord and Tenant shall cooperate in good faith and in a timely manner to provide any and all information reasonably necessary to make such filings. Tenant shall provide Landlord with copies of any such filings made by Tenant with respect to the Real Estate Taxes for the Project within thirty (30) days of the date such filing is made with the applicable tax authority.

Reference is hereby made to Code of Laws of South Carolina 1976 Section 12-37-3135 (the “Exemption Statute”) and Code of Laws of South Carolina 1976 Section 12-43-22(e) (the “Classification Statute”). Notwithstanding anything to the contrary in the preceding paragraph of this Section 5(f), in the event that Landlord causes the Leased Premises to undergo an assessable transfer of interest with respect to which the Exemption Statute allows an exemption from Real Estate Taxes in the amount more particularly provided for in Section (B) of the Exemption Statute, then subject to the terms and conditions set forth in this paragraph, so long as the Leased Premises will be subject to the six percent ratio provided pursuant to the Classification Statute, Landlord or its agent shall provide notice (the “Exemption Notice”) to the county assessor in accordance with Section (C) of the Exemption Statute. Tenant acknowledges and agrees that since Tenant is a manufacturer, the Leased Premises will not be subject to the six percent ratio provided pursuant to the Classification Statute and therefore, Landlord shall have no obligation to provide an Exemption Notice unless Tenant’s business operations change such that Tenant is no longer a manufacturer and Tenant has previously provided Landlord with written notice and certification, in form and substance reasonably acceptable to Landlord, providing that Tenant is not a manufacturer and that therefore the Leased Premises would be subject to the six percent ratio provided pursuant to the Classification Statute, and Landlord shall be under no obligation to inquire with Tenant as to whether there has been any such change. In the event Landlord is obligated to provide an Exemption Notice hereunder and fails to do so, then (i) Tenant shall not be obligated to pay such portion of the Real Estate Taxes that would have been properly avoided if an Exemption Notice were properly filed, (ii) Landlord shall be responsible for payment of such portion of the Real Estate Taxes that would have been properly avoided if an Exemption Notice were properly filed, and (iii) Tenant shall have no further right or remedy against Landlord.

6.    Use of Leased Premises. The Leased Premises shall be occupied and used solely for office, distribution, warehousing, manufacturing, employee and customer training and as a product showroom, and ancillary uses related thereto to the extent permitted by applicable law (collectively, the “Permitted Use”). Tenant covenants and agrees that the Leased Premises shall not be used for any treatment, storage or disposal of or otherwise contaminated by any Hazardous Substances (as hereinafter defined); provided, however, that Tenant shall be entitled to store and use such Hazardous Substances on the Leased Premises which are incidental to and necessary for the operation of Tenant’s business so long as Tenant complies with all local, state and federal laws, statutes, ordinances, rules, and regulations applicable to such storage or use, and Tenant further covenants and agrees that:

(a)    Tenant shall not permit any waste, damage or nuisance in, on or about the Leased Premises, or use or permit the use of the Leased Premises for any unlawful purpose;

(b)    Tenant shall conduct its business and keep the Leased Premises safe, clean and in compliance with all guidelines, rules and regulations of the health, fire, building, environmental and other offices and governmental agencies having jurisdiction over Tenant’s business and/or the Leased Premises, and shall comply with all laws, ordinances, rules, regulations, orders and decrees of any governmental entity or personnel now or hereafter affecting or relating to the Leased Premises or the use thereof (including, without limitation, all applicable zoning ordinances); provided, however, that notwithstanding the foregoing, to the extent compliance with any such legal requirements, including the Americans with Disabilities Act of 1990, as amended, would be necessary for occupancy of the Premises in general and to the extent applicable to the Landlord’s Work (as opposed to arising due to the nature of Tenant’s specific use or Tenant Finish Work or Alterations being made by Tenant) and would necessitate that improvements, alterations, or modifications to the Leased Premises or any portion thereof, then Landlord shall be required to make such improvements at its expense and the costs of such improvements, shall be reimbursed by Tenant to Landlord upon demand as Additional Rent, provided, however that to the extent such costs are capital in nature, then such costs shall be amortized in in equal installments over their useful lives in accordance with generally accepted accounting principles, consistently applied with interest at the annual rate of seven percent (7%) (such terms for amortization being referred to herein as the “Amortization Terms”). Notwithstanding the foregoing, to the extent such improvements that are required solely arise as a result of Landlord’s failure to complete the Landlord’s Work in accordance with all such legal requirements in effect prior to the Commencement Date, Landlord shall be responsible for the costs of such improvements and such costs shall not be payable as Additional Rent;

(c)    Tenant shall not dump or otherwise dispose of on the Leased Premises any chemicals, metals, garbage, trash or other industrial by-products and incidentals to Tenant’s business and all waste removal facilities shall use proper, leak-proof and fireproof containers and no foreign substance of any kind shall be placed on or near the Leased Premises and the expense of any breakage, stoppage, contamination, spillage or damage resulting from a violation of this provision shall be borne by Tenant;

(d)    Tenant shall comply with and shall use its best efforts to cause its agents, employees, customers, invitees, licensees and concessionaires to comply with any Declaration, all recorded instruments encumbering the Real Estate and all reasonable rules and regulations established by Landlord from time to time;

(e)    Tenant shall indemnify, defend and hold harmless Landlord, and any party affiliated with Landlord, from and against any and all claims, judgments, liabilities, losses, costs, and expenses arising from, or in connection with: (i) any escape, storage, usage, or spillage of any Hazardous Substances by Tenant (or its employees, agents, contractors, invitees, or licensees) in, on, or about the Leased Premises; or (ii) any transportation of any Hazardous Substances to or from the Leased Premises by Tenant (or its employees, agents, contractors, invitees, or licensees), whether or not such storage, usage, or transportation constitutes a failure of Tenant fully to observe or perform its obligations under this Lease. The claims, judgments, liabilities, losses, costs, and expenses from and against which Tenant has agreed to indemnify, defend and hold harmless Landlord, and any party affiliated with Landlord, under this Subsection shall include the following: (i) any obligation or liability of Tenant or Landlord under any law, ordinance, rule, regulation, order or decree to remove any Hazardous Substance, or contaminated soil or groundwater, from the Leased Premises, “clean up” any contamination of the soil or the groundwater in, on, or under the Leased Premises, or perform any remediation of or for the Leased Premises; (ii) all charges, fines, or penalties imposed by governmental authority or under any law, ordinance, rule, regulation, order or decree governing Hazardous Substances; and (iii) all claims by, and liabilities to, any third party;

(f)    Landlord shall indemnify, defend and hold harmless Tenant, and any party affiliated with Tenant, from and against any and all claims, judgments, liabilities, losses, costs, and expense arising from or in connection with (i) any escape, storage, usage, or spillage of any Hazardous Substances by Landlord (or its employees, agents, contractors, invitees, or licensees) in, on, or about the Leased Premises or Real Estate during the Lease Term; or (ii) any recognized environmental conditions existing on the Real Estate prior to the date of Substantial Completion that are disclosed in that certain Phase I Environmental Site Assessment dated October 30, 2015, and prepared for Scannell Properties by Froehling & Robertson, Inc. and/or any Phase I Environmental Site Assessment procured by Tenant after the date of Substantial Completion; provided, however, that Landlord shall have no obligation to indemnify, defend and hold Tenant harmless from, and Tenant shall remain liable and responsible for all, any and all claims, judgments, liabilities, losses, costs, and expenses arising from the exacerbation of such recognized environmental conditions by Tenant (or its employees, agents, contractors, invitees, or licensees); and

(g)    Each party hereto shall give written notice to the other of any violation, claim, judgment, liability, loss, cost or expense that may give rise to either party’s indemnity obligations under Section 6(e) or 6(f) above, promptly upon discovery or knowledge thereof. The indemnifying party (the “Indemnifying Party”) shall defend the other party (the “Indemnified Party”) with counsel selected by the Indemnifying Party that is reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain its own counsel, at its own cost and expense; provided however that, so long as the Indemnifying Party diligently discharges its defense obligation, the Indemnifying Party shall at all times have the right to lead and conduct the defense of the respective claim or proceeding, but at all times keeping the Indemnified Party advised of all relevant facts concerning the defense of such claim or proceeding. The Indemnifying Party shall have the right to settle any claims or proceedings provided that the Indemnified Party gives its prior written consent, which shall not unreasonably be withheld, conditioned or delayed.

The term “Hazardous Substances” means (i) any “hazardous wastes” as defined under RCRA, (ii) any “hazardous substances” as defined under CERCLA, (iii) any toxic pollutants as defined under the Clean Water Act, (iv) any hazardous air pollutants as defined under the Clean Air Act, (v) any hazardous chemicals as defined under TSCA, (vi) any hazardous substances as defined under EPCRA, (vii) radioactive materials covered by the Atomic Energy Act, (viii) similar wastes, substances, pollutants, chemicals regulated under analogous state and local laws, (ix) asbestos, (x) polychlorinated biphenyls, (xi) petroleum and petroleum products or synthetic fuels or any fraction thereof, (xii) any substance the presence of which on the property in question is prohibited under any applicable environmental law; (xiii) substances defined as “hazardous substances,” “hazardous materials,” “toxic substances,” “hazardous wastes,” “oil,” “regulated substances,” “restricted hazardous wastes,” “special wastes” or words of similar import under any applicable state or local statutes, ordinances and/or regulations; and (xiv) any other substance which under any applicable environmental law requires remediation or special handling or notification of or reporting to any federal, state or local governmental entity in its generation, use, handling, collection, treatment, storage, recycling, treatment, transportation, recovery, removal, discharge or disposal.

Landlord and Tenant’s indemnification obligations under this Section 6 shall survive the expiration or earlier termination of this Lease.

7.    Condition, Alterations and Additions.

(a)    Tenant Alterations. Tenant, at its cost and expense, may install in the Building such personal property as Tenant determines to be necessary or appropriate to conduct its business. Tenant, at its cost and expense, also may make non-structural alterations, improvements or additions to the interior of the Building so long as (i) such alterations, improvements or additions do not affect the storm water drainage serving the Leased Premises or any Building Systems (as defined below), and (ii) the aggregate cost of such alterations, improvements or additions in any given lease year is less than Seventy-Five Thousand Dollars ($75,000.00) (“Non-Structural Alterations”) if: (i) Tenant delivers to Landlord a written notice describing the proposed alteration, improvement or addition with particularity, and provides to Landlord copies of any plans and specifications for the proposed alteration, improvement or addition; and (ii) upon the expiration of the Lease Term or earlier termination of this Lease, Tenant surrenders the part of the Leased Premises altered or improved in as good a condition as on the date that Tenant accepts the Leased Premises, reasonable wear and tear and such Non-Structural Alterations, excepted. Tenant shall make no alterations, improvements or additions of or to the exterior of the Building, without the prior written consent of Landlord, which consent shall not be unreasonable withheld, conditioned, or delayed. Tenant shall make no structural alterations, improvements or additions of or to any part of the Leased Premises or make any alterations, improvements or additions that affect the storm water drainage serving the Leased Premises or any Building Systems, in either case, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. All improvements, alterations and additions to the Leased Premises, excepting only Tenant’s unattached personal property, shall become the sole property of Landlord upon the expiration of the Lease Term or earlier termination of this Lease;

provided, that Landlord shall have the right but if Landlord so specifies in its consent to the same, to require Tenant to remove any such alteration, improvement or addition upon the expiration of the Lease Term or earlier termination of this Lease, in which event, Tenant shall repair any and all damage to the Leased Premises resulting from such removal and shall surrender the part of the Leased Premises altered or improved in as good a condition as on the date that Tenant accepts the Leased Premises as set forth above; provided, however, that Tenant shall have no obligation to remove any Non-Structural Alterations.

(b)    Tenant Signage. Tenant may, at its cost and expense, install not more than two (2) exterior sign(s) on the Building at locations reasonably approved by Landlord (the “Approved Signs”); provided, that the size, content and materials of the Approved Signs shall be subject to the prior written approval of Landlord, not to be unreasonably withheld, conditioned, or delayed, and installation thereof shall be the sole responsibility of Tenant, after Tenant obtains all other required permits and approvals. Any signage must be removed at the cost of Tenant at the expiration or termination of this Lease.

8.    Utilities. As part of the Landlord’s Work, Landlord shall procure and pay the cost of, directly to the appropriate utility service supplier, bringing to and the connection to the Leased Premises of all natural gas, heat, light, power, sewer service, telephone, cable, water, refuse disposal and other utilities and services supplied to the Leased Premises, including without limitation, any connection and servicing fees, permit fees, inspection fees, and fees to reserve utility capacity. From and after the Commencement Date, Tenant shall be responsible for the payment of the cost of, directly to the appropriate utility service supplier, all monthly service charges for all such utilities for such utilities consumed by Tenant during the Lease Term. Landlord shall cause electrical service reasonably sufficient for Tenant to commence Tenant’s Finish Work to be available to the Leased Premises on or before the Early Access Date and Tenant shall reimburse Landlord, as Additional Rent hereunder, for the cost of any such electrical service used by Tenant, as reasonably determined by Landlord (with due consideration to electrical service that may be utilized by Landlord in connection with Landlord’s Work then being completed). It is understood and agreed that, except for the foregoing as part of Landlord’s Work and except as otherwise provided herein, Landlord shall be under no obligation to furnish any utilities to the Leased Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Leased Premises, unless such interruption is caused by the gross negligence or willful misconduct of Landlord, its employees or agents. Notwithstanding the foregoing, if: (i) such utility service is interrupted because of the acts of Landlord, its employees, agents or contractors; (ii) Tenant notifies Landlord of such interruption in writing (the “Interruption Notice”); (iii) such interruption does not arise in whole or in part as a result of an act or omission of Tenant or any of its employees, agents, contractors, invitees, or licensees; (iv) such interruption is not caused by a fire or other casualty; (v) the repair or restoration of such service is reasonably within the control of Landlord; and (vi) as a result of such interruption, the Premises or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of it business) and Tenant in fact ceases to use the Premises, or material portion thereof, then, Tenant’s sole remedy for such interruption shall be as follows: on the twentieth (20th) consecutive business day following the later to occur of the date the Premises (or material portion thereof) becomes untenantable, the date Tenant ceases to use such space and the date Tenant provides Landlord with an Interruption Notice, the Rent payable hereunder shall be abated on a per diem basis for each day after such twenty (20) business day period based upon the percentage of the Premises so rendered untenantable and not used by Tenant, and such abatement shall continue until the date the Premises become tenantable again. If any equipment installed by Tenant requires additional utility facilities, the costs of installing such additional facilities shall be borne by Tenant.

9.    Maintenance and Repairs.

(a)    Maintenance by Landlord. During the Lease Term, Landlord, at its cost and expense (and not to be charged back to Tenant as Additional Rent), shall provide all necessary repairs and replacements to the structural elements of the Building and the Improvements including, and limited to the foundation, exterior and load-bearing walls (excluding painting), the floor slab, the roof structure and membrane of the Building, subsurface and sub-slab utilities (collectively, the “Structural Elements”), other than routine maintenance and upkeep of such Structural Elements; provided that Landlord shall not be responsible for making any repairs or replacements which are occasioned by: (i) any negligence, intentional act, or willful misconduct of Tenant or its employees, contractors, or agents; (ii) Tenant’s failure to observe or perform any term, condition, or covenant of this Lease to be observed or performed by Tenant; (iii) installation or maintenance by Tenant of any exterior signs, satellite dishes, antennae, communications facilities, or equipment, lines, or cable; (iv) installation or maintenance by Tenant of any trade fixtures, equipment, or other personal property; (v) Tenant making any alterations or improvements to the Leased Premises; all of which repairs and replacements shall be made promptly by Tenant at its cost and expense; or (vi) overloading of the floor of the Building beyond its structurally rated capacity. In addition to the foregoing, Landlord represents, warrants and covenants that the Building Systems (as defined below) installed pursuant to the Landlord’s Work shall be guaranteed against defects in materials or workmanship by Landlord for one (1) year from the Substantial Completion Date (the “One Year Building Systems Warranty”). Landlord agrees to provide, at its cost and expense (and not to be charged back to Tenant as Additional Rent), all materials and labor necessary to cure any breach of such One Year Building Systems Warranty so long as Landlord is provided written notice of such breach prior to the expiration of such One Year Building Systems Warranty.

(b)    Maintenance by Tenant. Any and all repairs, replacements, maintenance and other care of the Leased Premises which are not expressly the responsibility and obligation of the Landlord under Sections 9(a), 9(c), 9(d) and 9(e), will be the responsibility of the Tenant, all of which will be performed and completed at Tenant’s sole cost and expense all as reasonably necessary to keep and maintain the Improvements in good order, condition, and repair including, without limitation, all repairs, maintenance and replacement to the mechanical, electrical and plumbing systems and equipment, utility systems, fire suppression system, dock door equipment and the heating, ventilation, and air-conditioning systems serving the Leased Premises (collectively, the “Building Systems”); provided, however, that Tenant’s obligations in connection with the Building Systems installed pursuant to the Landlord’s Work shall be subject to Landlord’s obligations under the One Year Building Systems Warranty set forth above . In addition, Tenant shall perform all routine maintenance and upkeep of the Structural Elements of the Leased Premises (including, without limitation, any painting). Without limiting the generality of the foregoing, Tenant shall implement: (i) a janitorial program of cleaning sufficient to keep the Leased Premises in a safe, clean, and sanitary condition at all times; (ii) a program of grass cutting and landscape maintenance sufficient to keep all landscaped areas in a safe, clean, and sightly condition at all times; (iii) a regularly scheduled program of preventive maintenance and repair of the Building Systems which complies with the requirements of the applicable manufacturers’, suppliers’, and contractors’ warranties, and which keeps and maintains the Building Systems in good order, condition, and repair at all times; (iv) a regularly scheduled program of sealing, re-topping, and striping all driveways and parking lots which complies with the requirements of the applicable manufacturers’, suppliers’, and contractors’ warranties, and which keeps and maintains all driveways and parking lots in a safe, clean, and sightly condition at all times, including without limitation, (1) sweeping the all driveways and parking lots once in the spring and once in the fall; (2) asphalt patch as needed every 2-3 years; (3) crack fill pavement every 3-5 years; (4) striping every 5 years or as needed due to normal wear; and (v) proper ice and snow removal that maintains all driveways, parking lots, private drive lanes and sidewalks in a safe condition without causing damage thereto. Tenant shall not be responsible for making any repairs occasioned by any gross negligence, intentional act, or willful misconduct of Landlord or its employees, contractors, or agents, all of which repairs shall be made promptly by Landlord at its cost and expense.

(c)    Pavement Maintenance.

(i)    Pavement Warranty. Except for any uninsured repair or replacement necessitated by damage caused by Tenant, or its agents, employees, contractors, subtenants, assignees or invitees, during the one-year period (the “Pavement Warranty Period”) commencing with the Substantial Completion Date, Landlord shall maintain, repair and replace as necessary all pavement on the Leased Premises (including, without limitation, the truck courts, trailer storage areas, employee parking and roadways) installed as part of Landlord’s Work (the “Pavement”), all without pass-through to Tenant.

(ii)    Pavement Repair and Replacement. Commencing on the first day following the expiration of the Pavement Warranty Period, in the event that any material repair and replacement of the Pavement that is capital in nature is required and Landlord and Tenant, acting in good faith, reasonably agree that the cost thereof will exceed Thirty Thousand Dollars Thousand and No/100ths Dollars ($30,000.00) in a calendar year, then provided that the such repair and replacement is not due to or necessary as a result of, in whole or in part, the acts, omissions, negligence, misuse or default of Tenant, its employees, agents, customers or invitees and provided further that Tenant has strictly complied with its obligations under Section 9(b), including without limitation, Tenant’s obligation to implement (i) a regularly scheduled program of sealing, re-topping, and striping all driveways and parking lots which complies with the requirements of the applicable manufacturers’, suppliers’, and contractors’ warranties, and which keeps and maintains all driveways and parking lots in a safe, clean, and sightly condition at all times; and (ii) proper ice and snow removal that maintains all driveways, parking lots, private drive lanes and sidewalks in a safe condition without causing damage thereto, including without limitation, (1) sweeping the all driveways and parking lots once in the spring and once in the fall; (2) asphalt patch as needed every 2-3 years; (3) crack fill pavement every 3-5 years; (4) striping every 5 years or as needed due to normal wear, Landlord shall be responsible for such repair and replacement and the entire cost thereof provided, however that any costs so incurred by Landlord shall be amortized in accordance with the Amortization Terms and Tenant shall reimburse Landlord for the amortized amount on an annual basis as Additional Rent. To the extent any such repair and replacement of the Pavement requires repair and replacement because of the acts, omissions, negligence, misuse or default of Tenant, its employees, agents, customers or invitees or Tenant’s failure to comply with its obligations under Section 9(b), Tenant shall be responsible for completing such repair and replacement solely at Tenant’s cost and expense. As an example only and not in limitation, any damage to the Pavement due to trailers being dropped in a location off of the dolly pads would be a Tenant’s responsibility and would not be included in Landlord’s obligations under this Section 9.

(d)    HVAC System Repair and Replacement. Commencing on the first day following the expiration of the One Year Building Systems Warranty, in the event that any material repair and replacement of the heating, ventilation, and air-conditioning systems serving the Leased Premises and installed as part of Landlord’s Work (“HVAC System”) that is capital in nature is required and Landlord and Tenant, acting in good faith, reasonably agree that the cost thereof will exceed Thirty Thousand Dollars Thousand and No/100ths Dollars ($30,000.00) in a calendar year, then provided that the such repair and replacement is not due to or necessary as a result of, in whole or in part, the acts, omissions, negligence, misuse or default of Tenant, its employees, agents, customers or invitees and provided further that Tenant has strictly complied with its obligations under Section 9(b), including without limitation, Tenant’s obligation to implement a regularly scheduled program of preventive maintenance and repair of the Building Systems which complies with the requirements of the applicable manufacturers’, suppliers’, and contractors’ warranties, and which keeps and maintains the Building Systems in good order, condition, and repair at all times, Landlord shall be responsible for such repair and replacement and the entire cost thereof provided, however that any costs so incurred by Landlord shall be amortized in accordance with the Amortization Terms and Tenant shall reimburse Landlord for the amortized amount on an annual basis as Additional Rent. To the extent any such repair and replacement of the HVAC System requires repair and replacement because of the acts, omissions, negligence, misuse or default of Tenant, its employees, agents, customers or invitees or Tenant’s failure to comply with its obligations under Section 9(b), Tenant shall be responsible for completing such repair and replacement solely at Tenant’s cost and expense.

(e)    Other Systems Repair and Replacement. Commencing on the first day following the expiration of the One Year Building Systems Warranty, in the event that any material repair and replacement of those portions of the Building Systems installed as part of Landlord’s Work other than the HVAC System (“Other Systems”) that is capital in nature is required, then provided that the such repair and replacement is not due to or necessary as a result of, in whole or in part, the acts, omissions, negligence, misuse or default of Tenant, its employees, agents, customers or invitees and provided further that Tenant has strictly complied with its obligations under Section 9(b), including without limitation, Tenant’s obligation to implement a regularly scheduled program of preventive maintenance and repair of the Building Systems which complies with the requirements of the applicable manufacturers’, suppliers’, and contractors’ warranties, and which keeps and maintains the Building Systems in good order, condition, and repair at all times, Landlord shall be responsible for such repair and replacement and the cost thereof provided, however that any costs so incurred by Landlord shall be amortized in accordance with the

Amortization Terms and Tenant shall reimburse Landlord for the amortized amount on an annual basis as Additional Rent. To the extent any such repair and replacement of the Other Systems requires repair and replacement because of the acts, omissions, negligence, misuse or default of Tenant, its employees, agents, customers or invitees or Tenant’s failure to comply with its obligations under Section 9(b), Tenant shall be responsible for completing such repair and replacement solely at Tenant’s cost and expense.

(f)    Notwithstanding anything herein to the contrary, in no event shall Landlord be responsible for making any repairs or replacements which are occasioned by: (i) any negligence, intentional act, or willful misconduct of Tenant or its employees, contractors, or agents; (ii) Tenant’s failure to observe or perform any term, condition, or covenant of this Lease to be observed or performed by Tenant; (iii) installation or maintenance by Tenant of any exterior signs, satellite dishes, antennae, communications facilities, or equipment, lines, or cable; (iv) installation or maintenance by Tenant of any trade fixtures, equipment, or other personal property; (v) Tenant making any alterations or improvements to the Leased Premises; all of which repairs and replacements shall be made promptly by Tenant at its cost and expense; or (vi) overloading of the floor of the Building beyond its structurally rated capacity. Notwithstanding anything herein to the contrary, in no event shall Tenant be responsible for making any repairs or replacements which are occasioned by: (i) any negligence, intentional act, or willful misconduct of Landlord or its employees, contractors, or agents; (ii) Landlord’s failure to observe or perform any term, condition, or covenant of this Lease to be observed or performed by Landlord; or (iii) Landlord making any alterations or improvements to the Leased Premises; all of which repairs and replacements shall be made promptly by Landlord at its cost and expense.

(g)    Notice. Tenant shall give Landlord prompt written notice of the need for any maintenance, replacement or repairs (including notice of any breach of the One Year Building Systems Warranty) which Landlord is obligated to make under the foregoing Sections 9(a), 9(c), 9(d) and 9(e) above and of any material damage to the Leased Premises or any part thereof.

10.    Assignment and Subletting.

(a)    Requirements of Landlord’s Consent. Tenant shall not assign this Lease or any interest therein, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not sublet the whole or any part of the Leased Premises or permit any other persons, including concessionaires or licensees, to operate in, on or from, or occupy the same for any purposes without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) the Leased Premises are or may be in any way materially adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable as determined by Landlord in its reasonable discretion; (iii) the financial worth of the proposed assignee or subtenant, together with the assigning or subleasing Tenant’s financial worth and the financial worth of any and all other entities who are obligated for the payment and performance obligations of Tenant under this Lease, is insufficient to meet the obligations hereunder, or (iv) the prospective assignee or subtenant is a bona-fide third-party prospective tenant of Landlord in a different building in the Pertinent Market. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the requirement for such consent to any subsequent assignment or subletting. Except as hereafter provided, upon any assignment of this Lease or subletting of all or part of the Leased Premises, Tenant shall not be relieved of liability for the payment of the Rent or for the timely observance and performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be performed or observed and any Guarantor (as defined below) shall not be relieved of liability under any Guaranty (as defined below) executed pursuant hereto. The foregoing notwithstanding, in the event of a Permitted Transfer (as defined below) or in the event any other assignee of Tenant to whom Landlord has consented in writing and such assignee on the effective date of any such transfer, (A) has a tangible net worth after such transfer that is not less than the aggregate tangible net worth of Tenant and any Guarantor as of the date hereof, and (B) assumes all of the obligations and liabilities of Tenant hereunder, Landlord shall release Tenant and any Guarantor from all liability and obligations under this Lease arising from and after the date of such assignment.

(b)    Permitted Transfer. Notwithstanding the restrictions set for in Section 10(a) above, Tenant shall have the right, without Landlord’s consent, but upon ten (10) days prior notice to Landlord, to (i) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (ii) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant’s assets or property; or (iii) effectuate any public offering or exchange of Tenant’s stock on the New York Stock Exchange or in the NASDAQ over the counter market, provided that in the event of a transfer pursuant to this clause (b), the successor entity shall, on the effective date of any such transfer, (A) have a tangible net worth after such transfer that is not less than the aggregate tangible net worth of Tenant and any Guarantor as of the date hereof, and (B) assume all of the obligations and liabilities of Tenant hereunder (any such entity hereinafter referred to as a “Permitted Transferee” and such transfer described in (i) through (iii), a “Permitted Transfer”). Any assumption of this Lease by a Permitted Transferee shall be in writing, shall include an assumption, by the Permitted Transferee of all of Tenant’s obligations under this Lease, and notice of any such assignment shall be given to Landlord prior to the effective date of that assignment, together with information confirming the satisfaction of the criteria for a Permitted Transferee. For the purpose of this Section 10(b) “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (ii) “tangible net worth” shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant that do not meet the requirements of this Section 10(b) shall be deemed an assignment or transfer that requires Landlord’s prior written consent pursuant to Section 10(a) above.

(c)    Assignment by Operation of Law. Any transfer of this Lease by operation of law and any change in control, merger, consolidation, liquidation or transfer of all or substantially all of the assets of Tenant shall constitute an assignment for purposes of this Lease.

(d)    Documentation. No assignment of this Lease by Tenant or subletting of all or any portion of the Leased Premises shall be effective unless and until Tenant shall deliver to Landlord (i) all information required to establish any Permitted Transfer under Section 10(b) above, or otherwise reasonably requested by Landlord in connection with a non-permitted transfer, and (ii) an agreement, in form and substance reasonably satisfactory to Landlord, pursuant to which (i) in the case of an assignment, such assignee assumes and agrees to be bound by all of the provisions of this Lease and confirming the assignee’s agreement to accept and be bound by all of the Tenant’s obligations under this Lease; and (ii) in the case of a sublease, such subtenant acknowledges that its sublease is subject and subordinate to this Lease and agrees to be bound by the Lease.

(e)    Default. In the event of a default by Tenant, Tenant shall not have the right to request that Landlord consent to an assignment, sublet or other transfer of this Lease until such time as said default is cured to Landlord’s satisfaction.

(f)    Assignment by Landlord. Landlord may assign its rights under this Lease in connection with any sale or conveyance of all or any portion of its interest in the Leased Premises. In the event of a sale or conveyance of the Landlord’s interest in the Leased Premises, from and after the date of such transfer, the obligations and duties of the Tenant, excluding such obligations or duties that occurred prior to the assignment, shall be owed to the new landlord and Tenant shall attorn to the purchaser and recognize such purchaser as Landlord under this Lease.

11.    Access to Leased Premises. Tenant shall permit Landlord and its agents to enter upon the Leased Premises at all reasonable times and upon no less than forty-eight (48) hours’ prior written notice to inspect and examine the Leased Premises and to show the Leased Premises to prospective purchasers, mortgagees and tenants. Except in the event of an emergency, Landlord agrees to comply with Tenant’s reasonable security requirements for accessing the Leased Premises. Upon no less than twenty-hour (24) hours’ prior written notice, Tenant shall permit Landlord and its agents to enter upon the Leased Premises at reasonable times and upon reasonable notice (except in the event of an emergency) to make such repairs (including the bringing of materials that may be required therefor into or upon the Leased Premises) as Landlord may reasonably deem necessary without any such act constituting any eviction of Tenant in whole or in part, without Base Rent in any manner abating while such repairs are being made by reason of loss or interruption of Tenant’s business in the Leased Premises. Landlord shall take commercially reasonable measures not to materially disturb Tenant’s business operations at the Leased Premises. Landlord’s foregoing right of entry shall not be construed to impose upon Landlord any obligation or liability whatsoever for the maintenance or repair of the Leased Premises except as expressly provided in this Lease. Landlord’s liability, if any, for any damages resulting from Landlord’s entry pursuant this paragraph shall be governed by Section 12(i) below.

12.    Insurance and Indemnification.

(a)    Builder’s Risk Insurance. During the course of the Landlord’s Work, the Landlord, as to the Landlord’s Work, shall purchase and maintain, at its own expense, or require its Construction Manager to purchase and maintain, property insurance upon the entire work to be completed to the Leased Premises (a “Builder’s Risk Policy”) for the full insurable value thereof (excluding footers, foundations, and other subsurface improvements and also excluding paved areas, sidewalks, curbs, aprons, mass grading and other site work), all on a replacement cost basis. The insurance required under this Section shall cover the interests of Landlord, Construction Manager and all other contractors, subcontractors and lower tier subcontractors in connection with the Landlord’s Work.

(b)    Real Property Insurance. During the Lease Term, Tenant shall, at its cost and expense, maintain “Special Form” property insurance covering loss of or damage to the Building (including all of the Landlord’s Work) in an amount that is no less than the full replacement value thereof on an Agreed Value basis. The property insurance shall be issued on an ISO CP 10 30 form, or such other form that is reasonably acceptable to Landlord. Such policies shall provide protection against all perils included within the classification of fire, flood, earthquake, windstorm, tornado, extended coverage, vandalism, malicious mischief, special extended perils (all risk), mine subsidence, sprinkler leakage and any other perils which Landlord deems reasonably necessary (including, without limitation, such coverages as may be required by Landlord’s mortgage lender or lien holder). In addition, Tenant shall cause such property policy to provide rent loss coverage for the Base Rent and Additional Rent hereunder for a period of two (2) years to cover rental amounts that would otherwise be due hereunder, but for a provision of this Lease affording the Tenant a right to abate rent.

(c)    Liability Insurance: At all times during the Lease Term or any earlier occupancy of all or any portion of the Leased Premises, Tenant shall maintain in full force and effect a commercial general liability insurance policy for the Leased Premises with coverage limits of at least $1,000,000 per occurrence for bodily injury to, or death of, any persons and $2,000,000 in the aggregate, including without limitation, terrorism and providing for “excess” or “umbrella” liability coverage of at least $10,000,000.00. The commercial general liability policy shall be issued on an ISO form CG 00 01, or such other form that is reasonably acceptable to Landlord. At all times during the Lease Term or any earlier occupancy of all or any portion of the Leased Premises, if Tenant owns, rents, operates, borrows, or hires any automobiles or other vehicles for use on public roads or otherwise in connection with its operations on the Leased Premises, Tenant shall also maintain a Business Auto Policy issued on an occurrence basis with minimum limits of coverage that are not less than $1,000,000 per accident. The Business Auto Policy shall be written on the current ISO edition of ISO CA 00 01 or equivalent form. This insurance shall be primary and non-contributory, i.e., with respect to a loss covered by Tenant’s policy, the proceeds of such policy must be exhausted before Landlord or Landlord’s liability insurer would be liable for any payment due to such loss.

(d)    Insurance on Tenant’s Property. All of Tenant’s trade fixtures, equipment, merchandise and other personal property shall be kept at Tenant’s sole risk and expense, and Tenant, at Tenant’s expense, shall maintain in full force and effect throughout the Lease Term “Special Form” property insurance on its trade fixtures, equipment, merchandise and other personal property in or upon the Leased Premises and all alterations, additions and improvements to the Leased Premises made by Tenant for their full insurable value on a replacement cost basis, if obtainable, and if not obtainable, for the full amount of the estimated cash value for such property.

(e)    Worker’s Compensation. Tenant shall comply with the provisions of the workmen’s compensation law and shall insure its liability thereunder.

(f)    General Insurance Provisions. All insurance policies required to be maintained by Tenant pursuant to this Section 12 will name Landlord and Landlord’s mortgagee as an additional insureds and as loss payees. In furtherance of the foregoing, the commercial general liability insurance policy maintained pursuant to Section 12(c) above shall be endorsed with an ISO CG 20 11 04 13 additional insured endorsement, or such other endorsement as may be reasonably approved by Landlord (which shall not include any language excluding coverage for the acts or omissions of the additional insured). For each type of insurance which Tenant is required to maintain under this Lease, Tenant shall furnish to Landlord an endorsed copy of such insurance policy together with all endorsements showing that each such type of insurance is in full force and effect and may not be amended or cancelled (or materially changed) without thirty (30) days prior written notice to Landlord. If Tenant fails to deliver any policy, evidence of insurance or renewal to Landlord required under this Lease within ten (10) days of written notice from the Landlord, or if any such policy is canceled or modified during the Lease Term without Landlord’s consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance, together with interest thereon from the date of such payment, at the Default Rate, within fifteen (15) days after receipt of a statement that indicates the cost of such insurance. Tenant agrees that the payment by Landlord of any such premium shall not be deemed to waive or release the default in the payment thereof by Tenant, or the right of the Landlord to take such action as may be permissible hereunder, as is the case of default in the payment of Rent. Tenant shall maintain all insurance required under this Lease with companies reasonably satisfactory to Landlord who are licensed to do business in the State of South Carolina and who hold a “Financial Strength Rating” of no less than “Excellent” (A or A- Rating) as set forth in the most current issue of “Best Key Rating Guide”. Except as otherwise provided herein, Tenant shall pay all premiums for the insurance policies described in this Section 12 no later than the due date. In the event of a loss or claim covered by a policy to which Landlord or Landlord’s mortgagee is an additional insured, Tenant shall also be liable for the payment of any deductible amount under the applicable insurance policies maintained pursuant to this Section. Tenant shall not do or permit anything to be done which invalidates any such insurance policies. No deductible under each policy maintained hereunder shall exceed $100,000, without the prior written approval of Landlord. If the forms of policies, endorsements, certificates or evidence of insurance required by this Section are superseded or discontinued, Landlord with have the right to require other equivalent forms. Subject to the waiver of subrogation set forth in Section 12(g) below, the amount and coverage of insurance maintained hereunder shall not limit either party’s liability nor relieve either party of any other obligation under this Lease.

(g)    Waiver of Subrogation. Each of the parties hereto hereby waives and releases any and all rights of recovery which it might have against the other for any business interruption, liability, loss or damage, whether or not caused by any alleged negligence of the other party, its agents, licensees or invitees, to the extent that such business interruption, liability, loss or damage is covered by any insurance required to be maintained under this Lease. Each policy of insurance required under this Lease shall contain an endorsement to such effect. The foregoing will not, however, release or discharge any party hereunder for or from any liability to the extent of the amount of the deductible feature under the applicable insurance policy, to the extent that the covered loss was caused by that party’s own negligence or willful misconduct. In furtherance of the foregoing, the commercial general liability insurance policy maintained pursuant to Section 12(c) above shall be endorsed with an ISO CG 29 88 10 93 Waiver of Transfer of Rights of Recovery Against Others Endorsement, or such other endorsement as may be approved by Landlord.

(h)    Tenant’s Waiver of Claims. Subject to the provisions of Section 12(i) below, all property kept or stored in, upon or about the Leased Premises by Tenant shall be so kept or stored at the sole risk of Tenant; and Tenant shall hold Landlord harmless from any claims, costs or expenses, arising out of damage thereto. Landlord shall not be liable for, and Tenant waives all claims against Landlord for, any injuries, damages (including, but not limited to, indirect, special or consequential damages) or losses of or to such property or otherwise, sustained by Tenant and not covered by insurance.

(i)    Indemnification; Responsibility for Damages.

(i)    Tenant assumes all risks and responsibilities for accidents, injuries or damages to person or property and agrees to indemnify, defend and hold harmless Landlord from any and all claims, liabilities, losses, costs and expenses (i) arising from or in connection with the condition of those portions of the Leased Premises which Tenant is obligated to maintain or any other failure by Tenant to perform any covenant required to be performed by Tenant under this Lease, (ii) arising from or in connection with Tenant’s use or control of the Leased Premises, (iii) arising from or in connection with the conduct of Tenant’s business from the Leased Premises, or (iv) to the extent arising from or in connection with any other act or omission or the negligence of Tenant, or Tenant’s officers, directors, employees, contractors, invitees or agents. Tenant shall be liable to Landlord for any damages to the Leased Premises and for any act done by Tenant or any person coming on the Leased Premises by the license or invitation of Tenant, express or implied (except Landlord, its agents or employees).

(ii)    Landlord agrees to indemnify, defend and hold harmless Tenant from any and all claims, liabilities, losses, costs and expenses (i) arising from or in connection with the condition of those portions of the Leased Premises which Landlord is obligated to maintain or any other failure by Landlord to perform any covenant required to be performed by Landlord under this Lease, or (ii) to the extent arising from or in connection with any other act or omission or the negligence of Landlord, or Landlord’s officers, directors, employees, contractors, invitees or agents.

(iii)    Nothing contained in this Section 12(i) shall limit (or be deemed to limit) the waivers contained in Section 12(g) above. In the event of any conflict between the provisions of Section 12(g) above and this Section 12(i), the provisions of Section 12(g) shall prevail. This Section 12(i) shall survive the expiration or earlier termination of this Lease.

(j)    Right to Self-Insure. Notwithstanding anything in this Section 12 or otherwise in this Lease to the contrary, so long as the originally named Tenant, or a Transferee (as defined below) that is a Tenant Affiliate (as defined below), is the tenant-in-possession, Tenant may elect to self-insure some or all of the risks covered by the insurance that it is otherwise obligated to maintain under the terms of this Lease, and upon such election Tenant will be excused from its obligation to obtain third-party insurance for the self-insured risks. Tenant’s right to self-insure and to continue to self-insure is conditioned upon and subject to: (i) Tenant’s ability to provide Landlord with a certificate, in the form attached hereto as Exhibit G (the “Compliance Certificate”), which is incorporated herein by reference, confirming its compliance with the financial covenant (the “Financial Covenant”) described on Exhibit G; and (ii) Tenant providing to Landlord an audited financial statement for itself and for the Tenant Guarantor, prepared in accordance with generally accepted accounting principles, prior to undertaking to self-insure, and thereafter, on an annual basis by May 1 of every calendar year, establishing and confirming that the Tenant and the Tenant Guarantor have satisfied the Financial Covenant. If Tenant elects to self-insure hereunder it will, at least fifteen (15) days prior to doing so, provide Landlord with a Compliance Certificate and audited financial statements of Tenant and Tenant Guarantor confirming its compliance with the Financial Covenant. Likewise, during any period of time during which Tenant has exercised its right to self-insure hereunder, Tenant will provide Landlord with an updated Compliance Certificate confirming its continued compliance with the Financial Covenant on a quarterly basis. If any such Compliance Certificate indicates that the Tenant no longer complies with the Financial Covenant, the Tenant will submit, within ten (10) days, evidence of its procurement of one or more policies of insurance complying with the requirements of this Lease with deductible features reasonably acceptable to Landlord. The rights afforded Tenant under this Section shall not apply to, or be deemed to apply to, any permitted occupant, assignee or subtenant, other than a Tenant Affiliate, without the prior express written consent of Landlord in each instance. Landlord agrees that any non-public information set forth in a Compliance Certificate is and shall remain confidential and shall not be disclosed by Landlord to any third party without the prior written consent of Tenant, unless required by law or in connection with the prosecution or defense of any claims made in connection with this Lease. Notwithstanding the foregoing, the Landlord shall be entitled to provide a copy of any such Compliance Certificate and/or information contained therein, to its mortgagee or to any prospective mortgagee or prospective purchaser of the Leased Premises and to Landlord’s and such other parties’ respective attorneys, accountants, brokers and other professional advisors who have a genuine need for such information. In the event that Tenant elects to self-insure and an event or claim occurs for which a defense and/or coverage would have been available from the insurance company, Tenant shall: (y) undertake the defense of any such claim, including a defense of Landlord, at Tenant’s sole cost and expense; and (z) use its own funds to pay any claim or replace any property or otherwise provide the funding which would have been available from insurance proceeds, but for such election by Tenant to self-insure. The obligations of Tenant under this Section are independent and shall remain in full force and effect notwithstanding any breach of any provision of the Lease by Landlord or any subsequent termination of this Lease. Tenant’s election to self-insure shall in no event limit Tenant’s indemnification obligations set forth in this Lease. Notwithstanding anything in this Section 12 to the contrary, Tenant shall have the right at any time, on reasonable prior notice to Landlord, to terminate its self-insurance program and provide third-party insurance as otherwise required by this Section 12 so long as evidence of such third-party policies are delivered to Landlord prior to termination of Tenant’s self-insurance program. At any time when Tenant elects to self-insure any required coverage, Tenant shall provide Landlord and Landlord’s lender, if any, with certificates of self-insurance specifying the extent of self-insurance coverage hereunder.

13.    Fire and Other Casualty. In the event of damage to, or total or partial destruction of, the Building or any fixtures, equipment, or systems which constitute a part of the Building by fire or other casualty (“Casualty Damage”), subject to the terms and conditions of this Section, Landlord shall, to the extent that insurance proceeds are available therefor, cause the prompt and diligent repair and replacement of the Building and the Leased Premises as soon as reasonably possible so that it is in substantially the same condition as existed prior to the Casualty Damage; provided that Landlord shall not be obligated to repair or replace any item which was not part of the Landlord’s Work, including without limitation, any alterations, improvements or additions of or to the Leased Premises made by Tenant. Notwithstanding the foregoing provision of this Section, in the event: (a) the portions of the Leased Premises to be restored by Landlord are so damaged or destroyed that they cannot be restored within one hundred eighty (180) days after the date of the damage or destruction, (b) the damage or destruction is not covered by the “Special Form” property insurance policy to be maintained by Landlord in accordance with Section 12 hereof and Landlord does not undertake to commence restoration of the Leased Premises within ninety (90) days after the date of such damage or destruction, (c) the insurance proceeds (reduced by any application thereof by Landlord’s mortgagee to its mortgage debt) are insufficient for restoration of the Leased Premises and Landlord does not undertake to commence such restoration within ninety (90) days after the date of such damage or destruction, or (d) applicable law does not permit the restoration of the Leased Premises to substantially the same condition as at the commencement of the Lease Term; then Landlord shall not be obligated to restore the Leased Premises and Landlord may, within ninety (90) days following the damage or destruction, terminate and cancel this Lease upon fifteen (15) days written notice to Tenant, and all obligations hereunder except those due or mature shall thereupon cease and terminate. Notwithstanding the foregoing, if Landlord fails to complete repairs to the Premises within two hundred seventy (270) days of the date of the casualty, subject to Force Majeure and Tenant Delays, or if Landlord ceases to diligently pursue the repairs, then Tenant shall have the right to terminate the Lease upon written notice delivered to Landlord at any time after such two hundred seventy (270) day period and prior to Landlord’s Substantial Completion of such repairs. If substantial Casualty Damage occurs during the last year of the Lease Term, unless Tenant exercises its Renewal Option (which Tenant may exercise at such time regardless of any time periods set forth in Section 2(b)), then Landlord or Tenant, at their respective option, may terminate this Lease upon ninety (90) days’ written notice to the other party, and all obligations hereunder, except those due or mature, shall cease and terminate. Base Rent and Additional Rent shall be abated proportionately (based upon the proportion that the unusable space in the Building due to a Casualty Damage bears to the total space in the Building) for each day that the Building or any part thereof is unusable by reason of any such Casualty Damage.

14.    Eminent Domain. In the event that all or a substantial part of the Leased Premises is taken or condemned for public or quasi-public use under any statute or by the right of eminent domain, or that in lieu thereof all or a substantial part of the Leased Premises is sold to a public or quasi-public body under threat of condemnation (a “Taking”), and such Taking renders the Leased Premises unsuitable for operation of the Tenant’s business therein, this Lease shall, at the option of either party, terminate on the date possession of all or such part of the Leased Premises is transferred to the condemning authority. In addition, Tenant may terminate the Lease by written notice given within thirty (30) days of the such Taking if the portion of parking areas of the Leased Premises remaining following such Taking plus any additional parking area provided by Landlord in reasonable proximity to the Building shall be less than seventy percent (70%) of the parking area immediately prior to the Taking or shall be less than required by applicable law. All Base Rent shall be paid up to the date of termination; and all compensation awarded or paid for the taking or sale in lieu thereof shall belong to and be the sole property of Landlord; provided, however, Landlord shall not be entitled to any award made to the Tenant for loss of business or cost of removal or relocation of stock and personal property. In the event that less than a substantial part of the Leased Premises is taken or condemned for public or quasi-public use under any statute or by the right of eminent domain, or that in lieu thereof a less than substantial part of the Leased Premises is sold to a public or quasi-public body under threat of condemnation, then the Base Rent will be equitably adjusted to reflect the portion of the Leased Premises that has been taken or condemned, and Landlord shall cause the prompt and diligent repair and replacement of the Building and the Leased Premises as soon as reasonably possible to the extent feasible to constitute a complete and tenantable Building and Leased Premises, and during the period of such repair and replacement, Rent shall additionally abate to reflect the portion of the Leased Premises that is so affected by the repair and replacement such that Tenant cannot operate therein.

15.    Default and Remedies.

(a)    Events of Default. Each of the following shall be deemed a default by Tenant:

(i)    Tenant’s failure to pay Base Rent or any other sums, charges or payments required to be paid by Tenant to Landlord under this Lease as herein provided when due;

(ii)    Tenant’s failure to perform any other term, condition or covenant of this Lease to be observed by Tenant;

(iii)    Tenant shall fail to execute any instrument of subordination or attornment or any estoppel certificate in accordance with Section 17 of this Lease within the time periods set forth in Section 17 following Landlord’s request for the same in accordance such Section;

(iv)    Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease;

(v)    The sale of Tenant’s leasehold interest hereunder pursuant to execution;

(vi)    Tenant or any Guarantor becomes insolvent;

(vii)    The adjudication of Tenant or any Guarantor (as defined below) of this Lease as a bankrupt;

(viii)    The making by Tenant or any Guarantor of a general assignment for the benefit of creditors;

(ix)    The appointment of a receiver in equity for Tenant’s or any Guarantor’s property if such appointment is not vacated or satisfied within thirty (30) days from the date of such appointment;

(x)    The appointment of a trustee or receiver for Tenant’s or any Guarantor’s property in a reorganization, arrangement or other bankruptcy proceeding if such appointment is not vacated or set aside within thirty (30) days from the date of such appointment;

(xi)    Tenant’s or any Guarantor’s filing of a voluntary petition in bankruptcy or for reorganization or arrangement; or

(xii)    Tenant’s or any Guarantor’s filing of an answer admitting bankruptcy or agreeing to reorganization or arrangement;

(xiii)    The revocation of a Guaranty by any Guarantor or the death, incapacity, dissolution and/or termination of any Guarantor.

(b)    Landlord’s Right Upon Tenant’s Default. In the event of any default provided in Clause (i) of foregoing Subparagraph (a) and the continuance of such a default for five (5) days (except that the five (5) day grace period shall not be applicable if Tenant fails to pay Base Rent as herein provided when due on three (3) or more occasions during the Lease Term), or in the event of any default provided in Clause (ii) of foregoing Subparagraph (a) and the continuance of such default for thirty (30) days following written notice from Landlord to Tenant (except in the event such default is of a nature as not to be reasonably susceptible to cure within said thirty (30) day period, in which case the period of cure shall be extended so long as Tenant commences its efforts to cure within said thirty (30) day period and thereafter diligently pursues the same to completion) or in the event of any other default provided in foregoing Subparagraph (a) without any demand or notice, not cured within the time periods specified in Subparagraph (a) above, Landlord may:

(i)    elect to terminate this Lease;

(ii)    in the event that Tenant has failed to perform any of its covenants under this Lease other than a covenant to pay Base Rent, perform the covenant or covenants of Tenant which are in default (entering upon the Leased Premises for such purpose, if necessary); and Landlord’s performance of any such covenant shall not be construed as a waiver of Tenant’s default or of any other right or remedy of Landlord in respect of such default, nor as a waiver of any covenant, term or condition of this Lease;

(iii)    immediately re-enter upon the Leased Premises, remove all persons and property therefrom, and store such property in a public warehouse or elsewhere at the sole cost and for the account of Tenant, all without service of notice or resort to legal process, without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and without such re-entry being deemed to terminate this Lease; and/or

(iv)    pursue all other rights and remedies to which Landlord may be entitled hereunder, at law or in equity.

(c)    Re-Letting. In the event Landlord re-enters upon the Leased Premises as provided in Clause (iii) of foregoing Subparagraph (b), or takes possession of the Leased Premises pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease, or from time to time without terminating this Lease, make alterations and repairs for the purpose of re-letting the Leased Premises and re-let the Leased Premises or any part thereof for such term or terms (which may extend beyond the Lease Term) at such rental and upon such other terms and conditions as Landlord reasonably deems advisable. If Landlord fails to re-let the Leased Premises, Tenant shall pay to Landlord the Base Rent and Additional Rent reserved in this Lease for the balance of the Lease Term as those amounts become due in accordance with the terms of this Lease. Upon each re-letting, all rentals received from such re-letting shall be applied: first to payment of costs of such alterations and repairs; second, to the payment of Base Rent, Additional Rent and any other indebtedness due and unpaid hereunder; and the remainder, if any, shall be held by Landlord and applied in payment of future Base Rent and Additional

Rent as it becomes due and payable hereunder. If the rentals received from such re-letting during any month are less than amounts to be paid hereunder by Tenant during that month, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No re-entry or taking of possession by Landlord of the Leased Premises shall be construed as an election to terminate this Lease unless a written notice of termination is given to Tenant. Notwithstanding any re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for Tenant’s previous default.

(d)    Damages Upon Termination. In the event that Landlord at any time terminates this Lease for any default by Tenant, in addition to any other remedies Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including costs of recovering the Leased Premises, making alterations and repairs for the purpose of re-letting, and the value at the time of such termination of the excess, if any, of the amount of Base Rent and charge equivalent to Base Rent reserved in this Lease for the remainder of the Lease Term over then reasonable rental value of the Leased Premises for the remainder of the Lease Term less any reasonably anticipated vacancy period. All such amounts shall be immediately due and payable from Tenant to Landlord.

(e)    Mitigation of Damages. If Landlord terminates this Lease or Tenant’s right to possession, Landlord’s duty to mitigate its damages under this Lease shall be limited to the following: (1) Landlord shall be required to use commercially reasonable efforts to mitigate, which shall not exceed such efforts as Landlord or its affiliates generally uses to lease other space within the market area where the Building is located (“Landlord’’s Other Space”), (2) Landlord will not be deemed to have failed to mitigate if Landlord leases any other portions of Landlord’s Other Space before reletting all or any portion of the Leased Premises, and (3) Landlord shall not be deemed to have failed to mitigate if it reasonably incurs costs and expenses for repairs, maintenance, changes, alterations, and improvements to the Leased Premises (whether to prevent damage or to prepare the Leased Premises for reletting), brokerage commissions, advertising costs, reasonable attorneys’ fees, any economic incentives given to replacement tenants, and costs of collecting rent from replacement tenants. In recognition that the value of the Building depends on the rental rates and terms of leases therein, Landlord’s rejection of a prospective replacement tenant based on an offer of rentals substantially below Landlord’s published rates for new leases of Landlord’s Other Space, or at Landlord’s option, below the rates provided in this Lease, containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord’s damages. Tenant shall bear the burden of proving Landlord’s failure to mitigate.

(f)    Default Indemnification. Upon any default by Tenant hereunder, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, judgments, liabilities, losses, costs, and expenses incurred by Landlord and arising from, or in connection with, a default by Tenant under this Lease or exercising Landlord’s rights and remedies with respect to such default.

(g)    Landlord Default and Remedies. Except as otherwise provided in this Lease, Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and such failure continues for a period of thirty (30) days after written notice from Tenant to Landlord, or such longer period as may be reasonably required to complete such cure so long as Landlord has commenced curing that default within that thirty (30) day period, and thereafter, diligently pursues such cure to completion. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach; provided, however, in no event shall Landlord be liable for any consequential, exemplary, or punitive damages or lost profits as a result of a Landlord default hereunder, and Tenant shall not be entitled to terminate this Lease or withhold, offset, or abate any sums due hereunder, except as expressly provided below:

(i)    With respect to any repairs or replacements required to be performed by Landlord under this Lease that are not made following the notice and cure period provided above, and if the completion of such repairs is within Landlord’s reasonable control, then (A) the Base Rent then due shall abate for the period from the date that is five (5) business days after Landlord receives notice that such default or failure to perform has prevented Tenant from carrying on its business in the Leased Premises until Landlord has completed the cure of the default to a point that allows Tenant to commence or otherwise resume the conduct of its business on the Leased Premises, and (B) Tenant may proceed to exercise certain self-help remedies only in accordance with the following:

(i)    Tenant shall give Landlord a written notice (a “Self Help Notice”) of Tenant’s intention to perform self-help for such item (a “Self Help Item”) on Landlord’s behalf. If Landlord fails within three (3) business days after its receipt of such Self Help Notice to commence (and thereafter continue to diligently perform) the cure of such Self Help Item, then Tenant shall have the right, but not the obligation, to commence and thereafter diligently prosecute the cure of such Self Help Item in accordance with the provisions of this Section at any time thereafter, but prior to the date on which Landlord commences to cure such Self Help Item. Tenant may perform such work and Landlord shall reimburse Tenant as required herein; provided, however, that if Landlord, acting reasonably and in good faith and not just as a means to delay reimbursement, delivers a notice to Tenant disputing Tenant’s right to perform such work (a “Dispute Notice”), Landlord shall reimburse Tenant for the portion of the work performed by Tenant that is not reasonably and in good faith in dispute, and may submit any disputed portion of such costs to arbitration as provided below. In the event Tenant commences the cure of a Self Help Item, Tenant shall be entitled to complete such cure and receive reimbursement as provided in Section 15(f)(i)(ii) below. If Tenant is performing any work on the roof of the Building in performing any Self Help Item, Tenant shall do so using Landlord’s roofing contractor (or another contractor approved by the then-current issuer of Landlord’s roof warranty) and in a manner that shall not void or materially and adversely affect the coverage under Landlord’s roof warranty. The extent of the work performed by Tenant in curing any such Self Help Item shall not exceed the work that is reasonably necessary to effectuate such remedy and the cost of such work shall be reasonably prudent and economical under the circumstances. The self-help procedure provided herein shall not apply to Landlord’s failure to complete the Landlord’s Work in accordance with the terms of this Lease, which shall be governed by Section 4 above.

(ii)    Landlord shall reimburse Tenant in the amount of all actual and reasonable out-of-pocket expenses incurred by Tenant in performing such Self Help Items within thirty (30) days after receipt of written demand together with interest thereon at the rate provided in Section 3.04 from the date of written demand. If Landlord fails to pay any such sum within such thirty (30) day period, Tenant shall have the right to offset such amount against one or more installments of Base Rent hereunder, subject to the Offset Limitation (as defined below). As used herein, the “Offset Limitation” shall mean, for any given calendar year, an offset of up to Sixty Thousand and No/100 Dollars ($60,000.00) against Minimum Annual Rent at a rate not to exceed Five Thousand and No/100 Dollars ($5,000.00) per month, unless such matter is submitted to arbitration as provided below and it is determined that such amount is owed to Tenant under this Lease; and, in the event of a decision in favor of Tenant, Tenant may offset such amounts awarded to Tenant and any amounts due against Minimum Annual Rent at a rate not to exceed Ten Thousand and No/100 Dollars ($10,000.00) per month until such amounts are paid to Tenant in full.

(iii)    For any Self Help Item that is in dispute under this Section where the Lease provides for a resolution by arbitration, either party may first require mediation and if mediation is unsuccessful (with both parties agreeing to act reasonable and in good faith), either party may request arbitration to be administered by the Arbitration Administrator pursuant to the Arbitration Rules of such Arbitration Administrator, in which case, except as provided to the contrary elsewhere in this Lease, the following procedures shall apply:

(1)    The party desiring such arbitration shall give written notice to the other party. If the parties shall not have agreed on a choice of an Arbitrator to resolve such dispute within ten (10) business days after the service of such notice, then each party shall, within five (5) business days thereafter appoint an

Arbitrator, and advise the other party of the Arbitrator so appointed. A third Arbitrator shall, within five (5) business days following the appointment of the two (2) Arbitrators, be appointed by the two Arbitrators so appointed or by the Arbitration Administrator, if the two Arbitrators are unable, within such five (5) business day period, to agree on the third Arbitrator. If either party fails to appoint an Arbitrator (herein called the “Failing Party”), the other party shall provide an additional written notice to the Failing Party requiring the Failing Party’s appointment of an Arbitrator within five (5) business days after the Failing Party’s receipt thereof. If the Failing Party fails to notify the other party of the appointment of its Arbitrator within such five (5) business day period, the appointment of the second Arbitrator shall be made by Arbitration Administrator in the same manner as hereinabove provided for the appointment of a third Arbitrator in a case where the two Arbitrators appointed hereunder are unable to agree upon such appointment. The three (3) Arbitrators shall render a resolution of said dispute or make the determination in question. In the event of the absence, failure, refusal or inability of an Arbitrator to act, a successor shall be appointed within five (5) business days as provided above.

(2)    Any Arbitrator acting under this Section in connection with any matter shall be experienced in the issue with which the arbitration is concerned and shall have been actively engaged in such field for a period of at least ten (10) years before the date of his appointment as Arbitrator hereunder. Prior to undertaking an appointment as an Arbitrator, each Arbitrator chosen or appointed pursuant to this Section shall be sworn fairly and impartially to perform their respective duties as such Arbitrator.

(3)    Within thirty (30) days after the appointment of the Arbitrators, the Arbitrators shall determine the matter which is the subject of the arbitration and shall issue a written opinion. The decision of the Arbitrators shall be conclusively binding upon the Landlord and Tenant, and judgment upon the decision may be entered in any court having jurisdiction. Landlord and Tenant shall each pay (i) the fees and expenses of the Arbitrator selected by it, and (ii) fifty percent (50%) of the fees and expenses of the Arbitrator appointed by the Arbitration Administrator, provided, however that such Arbitrator appointed by the Arbitration Administrator may require that all such fees and expenses be paid by the non-prevailing party. Each Party shall have a right to present evidence to the Arbitrators, produce witnesses or experts to be heard by the Arbitrators, and provide such other information that may be relevant in connection with the arbitration.

(4)    Landlord and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do waive, any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration in connection with the exercise of any Self Help Rights and to abide by the decision rendered thereunder.

(5)    Arbitration hearings hereunder shall be held in a location approved by Landlord and Tenant, within the State of South Carolina (“Agreed Location”). The Arbitrators shall, in rendering any decision pursuant to this Section, answer only the specific question or questions presented to them. In answering such question or questions (and rendering their decision), the Arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions. Judgment may be had on the decision and award of an Arbitrator rendered pursuant to the provisions of this Section and may be enforced in accordance with the laws of the State of South Carolina.

(6)    For purposes of this Lease, the following definitions shall apply:

a.    “Arbitration Administrator” shall mean the American Arbitration Association (or any entity that is a successor to the American Arbitration Association), and if the American Arbitration Association (or any entity that is a successor to the American Arbitration Association) no longer exists or provides arbitration services, another recognized independent third-party organization then providing such services in connection with commercial disputes in the greater Agreed Location.

b.    “Arbitration Rules” means (A) where the American Arbitration Association is the Arbitration Administrator, the rules then in effect under which the American Arbitration Association administers commercial arbitrations, and (B) where any other entity is the Arbitration Administrator, the commercial arbitration rules then in effect under which the Arbitration Administrator administers arbitration proceedings.

c.    “Arbitrator” means the individual or individuals appointed pursuant to the procedures set forth in this Section and the applicable Arbitration Rules. No individual shall be qualified to be appointed as an Arbitrator for purposes of disputes or claims arising out of or related to this Section unless that individual shall (A) be a disinterested and impartial individual of recognized standing and experience in the area of commercial arbitration; (B) not be an employee or past employee of Landlord or Tenant or of any other person that is an affiliate of or otherwise controls, is controlled by or is under common control with Landlord or Tenant; and (C) in the case of the third Arbitrator, never have represented or been retained for any reason whatsoever by Landlord or Tenant or any other person that is an affiliate of or otherwise controls, is controlled by or is under common control with Landlord or Tenant. If requested by either Landlord or Tenant, any individual appointed or proposed for appointment under the Arbitration Rules must disclose any and all circumstances, prior or ongoing family or direct or indirect ownership, financial or contractual relationships with either Landlord, Tenant or their respective counsel or any interest in the result of the arbitration likely to affect such individual’s impartiality. Upon the request of either Landlord or Tenant, any individual appointed to act as an Arbitrator shall be obligated to affirm under oath either the lack of or existence of any such circumstances or relationships prior to accepting any appointment. Any party objecting to the appointment of any Arbitrator based on such information shall notify the other party and the Arbitration Administrator of such objection. Upon receipt of notice of such objection, the Arbitration Administrator is hereby authorized to determine, which determination shall be conclusive and binding on the parties, whether the individual should be disqualified and if so, shall appoint a replacement individual meeting the requirements of the Arbitrator he or she is appointed to replace.

(ii)    Notwithstanding anything to the contrary herein, Tenant shall use commercially reasonable efforts to mitigate its damages as a result of any default by Landlord.

(h)    Consequential and Punitive Damages. Notwithstanding any provision to the contrary in this Lease or otherwise, in no event shall Tenant be liable for any consequential, exemplary, or punitive damages or lost profits as a result of a Tenant default hereunder, except as provided in connection with Section 2(c) above.

16.    Surrender. Upon the expiration of the Lease Term or earlier termination of this Lease, Tenant shall quit and surrender to Landlord the Leased Premises, broom clean and in good order, condition and repair and otherwise in the condition and in a state of repair consistent with the requirements specified in Section 9(b) above, ordinary wear and tear and acts of Casualty Damage which Landlord is obligated to repair or replace excepted; provided, that Tenant shall remove its personal property and any property affixed to the Leased Premises or improvements, additions or alterations to the Leased Premises which Landlord directs Tenant to remove and repair any damage to the Building caused by such removal. If Tenant shall fail to remove any property or improvements, additions or alterations that it is obligated to remove, Landlord may cause all or any item of such property or improvements, additions or alteration to be removed at Tenant’s expense. Tenant hereby agrees to pay all costs and expenses of any removal and of the repair of any damage to the Leased Premises caused by such removal. On the expiration or earlier termination of this Lease, Tenant shall, in addition to the foregoing, deliver to Landlord all keys and combinations to locks, safes and vaults. Any and all property remaining on the Leased Premises after the expiration of the Lease Term or earlier termination of this Lease shall, at the option of Landlord, become the property of Landlord and Landlord may dispose of and/or remove any such property without any liability whatsoever to Tenant. Tenant’s obligation to observe and perform these covenants shall survive the expiration of the Lease Term or earlier termination of this Lease.

17.    Subordination and Estoppel.

(a)    SNDA. This Lease is and shall be subordinate to the lien of any mortgage, deed to secure debt or any other method of financing or refinancing now or hereafter encumbering the Leased Premises (the “Mortgage Lien”), and to all advances made, or hereafter to be made, upon the security thereof; provided that, upon request by Landlord, Tenant shall within twenty (20) days after such written request execute and deliver a subordination, nondisturbance and attornment agreement (an “SNDA”) in form and substance as Exhibit E attached hereto and incorporated herein by this reference, or in any other form or substance reasonably requested by Landlord or any mortgage lender or lien holder, if such SNDA provides that the rights of Tenant under this Lease, and the possession of the Leased Premises by Tenant, shall not be disturbed so long as Tenant is not in default hereunder. If any proceedings are brought for the foreclosure of any Mortgage Lien, then Tenant shall: (a) attorn to the purchaser upon any sale resulting directly or indirectly from such proceedings; and (b) recognize the purchaser as Landlord hereunder. Notwithstanding the foregoing, the subordination of this Lease to future Mortgages shall be subject to Tenant’s receipt of an SNDA in the form attached hereto and incorporated herein as Exhibit E with any changes reasonably acceptable to Tenant which provides in substance that so long as Tenant is not in default under the Lease past applicable cure periods, its use and occupancy of the Premises shall not be disturbed notwithstanding any default of Landlord under such Mortgage, and Landlord shall, within thirty (30) days of the execution of this Lease, obtain from its existing mortgagee, if any, an SNDA reasonably acceptable to Tenant which provides in substance that so long as Tenant is not in default under the Lease past applicable cure periods, its use and occupancy of the Premises shall not be disturbed notwithstanding any default of Landlord under such Mortgage. Except as expressly provided in the form of SNDA attached hereto as Exhibit E, in no event shall any SNDA require Tenant to agree to any increase in its financial obligations under this Lease or materially increase Tenant’s obligations under this Lease.

(b)    Estoppel. Upon request by Landlord, Tenant shall within twenty (20) days after such written request execute and deliver an estoppel certificate in form and substance as Exhibit F attached hereto and incorporated herein by this reference, or in any other form or substance that may be reasonably requested by Landlord or that may be reasonably requested by any purchaser, mortgage lender, or lien holder. Except as expressly provided in the form of estoppel certificate attached hereto as Exhibit F, in no event shall any estoppel certificate require Tenant to agree to any increase in its financial obligations under this Lease or materially increase Tenant’s obligations under this Lease.

(c)    Late Delivery. Notwithstanding anything to the contrary set forth in this Section 17, Tenant, acting in good faith, shall be permitted to request and negotiate for reasonable changes to any form of SNDA and Estoppel that Tenant is requested to execute and deliver (including without limitation, any changes to an SNDA and Estoppel in the form of Exhibits E and F, respectively), provided, however that if any such requested changes or negotiations are not resolved within twenty (20) days following Landlord’s initial request for the SNDA or Estoppel, as applicable, then Tenant shall executed and deliver an SNDA or Estoppel, as applicable, in the form of Exhibits E and F, respectively, within five (5) business days following expiration of such twenty (20) day period.

18.    Covenant of Quiet Enjoyment. Landlord agrees that if Tenant performs all the covenants and agreements herein provided to be performed by Tenant, Tenant shall, at all times during the Lease Term, have the peaceable and quiet enjoyment of possession of the Leased Premises without any manner of hindrance from Landlord or any persons claiming under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

19.    Mechanic’s Liens. Tenant shall not suffer or give cause for the filing of any mechanic’s lien or other lien or encumbrance against the Leased Premises. In the event any mechanic’s lien or other lien or encumbrance is filed against the Leased Premises or any part thereof for work claimed to have been done for, or material claimed to have been furnished to, the Tenant, Tenant shall cause such mechanic’s lien or other lien or encumbrance to be discharged of record within sixty (60) days after filing by bonding or as provided or required by law or in any other lawful manner or shall provide evidence that the lien or encumbrance is being contested by proceedings adequate to prevent foreclosure of the lien or encumbrance, together with satisfactory indemnity (in an amount not less than one hundred fifty percent (150%) of the claimed lien or encumbrance) to Landlord within thirty (30) days after the filing thereof. Tenant shall indemnify, defend and hold harmless Landlord from all claims, judgments, liabilities, losses, costs, and expenses incurred by Landlord as a result of, or in connection with, any such mechanic’s lien or other lien or encumbrance. All liens suffered or caused by Tenant shall attach to Tenant’s interest only. Nothing in this Lease shall be deemed or construed to constitute consent to, or request of, any party for the performance of any work for, or the furnishing of any materials to, Tenant, nor as giving Tenant the right or authority to contract for, authorize, or permit the performance of any work or the furnishing of any materials that would permit the attaching of a mechanic’s lien or other lien or encumbrance.

20.    Notices. Unless otherwise specifically provided in this Lease or by law, all notices or other communications required or permitted by this Lease or by law shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid, or sent for overnight delivery by a nationally recognized courier such as Federal Express, addressed to the other party as follows:

Landlord:	SP Rock Hill Legacy East #1, LLC

c/o Scannell Development Company

8801 River Crossing Blvd., Suite 300

Indianapolis, Indiana 46240

Attention:    Marc D. Pfleging

Tenant:	DIRTT Environmental Solutions, Inc.

7303 30th St SE

Calgary, AM T2C 1N6

Attention:    General Counsel

Any party may change its address for notice from time to time by serving notice on the other party as provided above. The date of service of any notice served by mail shall be the date upon which such notice is deposited in a post office of the United States Postal Service.

21.    Miscellaneous Provisions.

(a)    Memorandum of Lease. The parties hereto shall not record this Lease, but each party shall execute upon request of the other a “memorandum of lease” suitable for recording. All costs and expenses associated with preparing, executing, and recording a “memorandum of lease” shall be borne by the party requesting execution of such document, and such party shall pay any documentary transfer tax or other special tax or assessment associated with, or triggered by, such recording.

(b)    Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating between the parties hereto the relationship of principal and agent, partnership, joint venture, or any relationship other than the relationship of landlord and tenant.

(c)    Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent, Additional Rent or other amount due hereunder shall be deemed to be other than on account of the Base Rent, Additional Rent or other amount first due hereunder. No endorsement or statement on any check or letter accompanying any check or payment of Base Rent, Additional Rent or other amount shall be deemed to be an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to the right of Landlord to recover the balance of such Base Rent, Additional Rent or other amount or to pursue any other right or remedy.

(d)    Severability. The invalidity or unenforceability of any particular provision of this Lease shall not affect the other provisions, and this Lease shall be construed in all respects as if such invalid or unenforceable provision had not been contained herein.

(e)    Authority. Each person executing this Lease represents and warrants that he or she has been duly authorized to execute and deliver this Lease by the entity for which he or she is signing, and this Lease is the valid and binding agreement of such entity, enforceable in accordance with its terms.

(f)    Waivers. No waiver of any covenant or condition or the breach of any covenant or condition of this Lease shall be deemed to constitute a waiver of any subsequent breach of such covenant or condition or justify or authorize a non-observance upon any occasion of such covenant or condition or any other covenant or condition. The acceptance of Base Rent, Additional Rent or any other payment or amount by Landlord at any time when Tenant is in default of any covenant or condition shall not be construed as a waiver of such default or Landlord’s right to terminate this Lease on account of such default.

(g)    Remedies Cumulative. Subject to the limitations set forth in Section 15(g) above, the remedies of Landlord and Tenant hereunder shall be cumulative, and no one of them shall be construed as exclusive of any other of any remedy provided by law or in equity. The exercise of any one such right or remedy by the Landlord or Tenant shall not impair its standing to exercise any other such right or remedy.

(h)    Severability. The invalidity or unenforceability of any particular provision of this Lease shall not affect the other provisions, and this Lease shall be construed in all respects as if such invalid or unenforceable provision had not been contained herein.

(i)    Benefit of Persons Affected. Subject to the provisions of Section 10, this Lease and all of the terms and provisions hereof shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of Landlord and Tenant except as otherwise expressly provided herein.

(j)    Construction. Whenever in this Lease a singular word is used, it shall also include the plural wherever required by the context and vice versa. All references in this Lease to periods of days shall be construed to refer to calendar, not business, days. All indemnities set forth herein shall survive the expiration or earlier termination of this Lease. The captions of this Lease are for convenience only and do not in any way limit or alter the terms and conditions of this Lease. All references in this Lease to periods of days shall be construed to refer to calendar, not business, days, unless business days are specified. Notwithstanding anything to the contrary anything set forth herein, if Landlord is delayed in, or prevented from, completing the Landlord’s Work or Landlord or Tenant is otherwise observing or performing any of its covenants hereunder or satisfying any condition or requirement hereunder as the result of an act or omission of the other party or any other cause which is not within the reasonable control of the performing party including, without limitation, inclement weather, earthquakes, floods, tornados, hurricanes, tropical storms, acts of God, acts of civil or military authorities, riots, insurrections, acts of government, acts of any public enemy, the unavailability of materials, equipment, services or labor, fires, explosions, strikes, failure of transportation, and utility or energy shortages or acts or omissions of public utility providers (“Force Majeure”), then such completion, correction, observation, performance, or satisfaction shall be excused for the period of days that such completion, correction, observation, performance, or satisfaction is delayed or prevented, and the dates and deadlines for completion, observation, performance, and satisfaction set forth herein, as applicable, shall be extended for the same period.

(k)    Entire Agreement; Amendments. This instrument contains the entire agreement between the parties hereto with respect to the subject matter hereof. All representations, promises and prior or contemporaneous undertakings between such parties are merged into and expressed in this instrument, and any and all prior agreements between such parties are hereby cancelled. The agreements contained in this instrument shall not be amended, modified, or supplemented except by a written agreement duly executed by both Landlord and Tenant.

(l)    [Intentionally omitted.]

(m)    Attorneys’ Fees. In the event that any proceeding or litigation is commenced by either party to enforce the terms of this Lease, then the prevailing party shall be entitled to an award of its reasonable attorneys’ fees and court costs incurred in connection with such proceeding or litigation.

(n)    Financial Statements. During the Lease Term, and to the extent that the same are not otherwise readily available as a result of public filings, Tenant shall provide to Landlord on an annual basis, a copy of Tenant’s and any Guarantor’s most recent financial statements prepared as of the end of Tenant’s (or such Guarantor’s) fiscal year within thirty (30) days after the completion thereof. Such financial statements shall be signed by Tenant (or the applicable Guarantor), who shall attest to the truth and accuracy of the information set forth in each such financial statement. All financial statements shall be prepared in conformity with generally accepted accounting principles, consistently applied. Landlord agrees that any non-public information set forth in a statement delivered pursuant to this paragraph is and shall remain confidential and shall not be disclosed by Landlord to any third party without the prior written consent of Tenant, unless required by law or in connection with the prosecution or defense of any claims made in connection with this Lease. Notwithstanding the foregoing, the Landlord shall be entitled to provide a copy of any such statement and/or information contained therein, to its mortgagee or to any prospective mortgagee or prospective purchaser of the Leased Premises, and to Landlord’s and such other parties’ respective attorneys, accountants, brokers and other professional advisors who have a genuine need for such information.

(o)    Governing Law. This Lease shall be governed by and construed in accordance with the internal laws of the State of South Carolina.

(p)    Counterparts. This Lease may be executed in separate counterparts, each of which when so executed shall be an original; but all of such counterparts shall together constitute but one and the same instrument.

(q)    Indemnification for Leasing Commissions. The parties hereby represent and warrant that there was no real estate broker, other than Colliers International (“Landlord’s Broker”) representing Landlord, involved in the negotiation and execution of this Lease and that no party, other than Landlord’s Broker and Tenant’s consultant, Brent Bradshaw of Underflow Investments Inc. (“Tenant’s Consultant”) is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto, other than Landlord’s Broker and Tenant’s Consultant. Landlord shall pay a commission to Landlord’s Broker and Tenant’s Consultant pursuant to the terms and provisions of a separate agreement.

(r)    Anti-Terrorism Certification. Landlord and Tenant each represents and warrants that; (i) it is not listed on the Special Designated Nationals and Blocked Persons list as maintained and updated by the United States Treasury Department Office of Foreign Asset Control, (ii) it is not an entity with whom Anti-Terrorism Laws (as hereinafter defined) would prohibit one from doing business, (iii) it will not violate Anti-Terrorism Laws, and (iv) it is not and will not do business with any person or entity that would violate Anti-Terrorism Laws. Landlord and Tenant each covenants that it shall indemnify, hold harmless and defend the other party from and against any and all claims, losses, damages, costs and expenses arising out of or in any way relating to the violation of any Anti-Terrorism Laws regardless of whether such violation constitutes a breach of the representations, warranties, covenants and agreements set forth in this paragraph including, but not limited to: (a) claims of third parties (including governmental agencies) for damages, penalties, response costs, or other relief; and (b) any and all expenses or obligations incurred at, before and after any trial or appeal therefrom, including without limitation, reasonable attorneys’ fees and other expenses. “Anti-Terrorism Laws” for purposes hereof, shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”), (b) Executive Order No. 13224: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001, (c) the International Emergency Economic Power Act, 50 U.S.C. § 1701 et. seq., and (d) any other legal requirements relating to money laundering or terrorism.

22.    Security Deposit. Upon execution and delivery of this Lease by Tenant, Tenant shall deposit a security deposit in an amount equal to Ninety-Six Thousand Eight Hundred Eighty-Nine and 24/100 Dollars ($96,889.24) (the “Security Deposit”) with Landlord as security for the performance by Tenant of all of Tenant’s obligations contained in this Lease. In the event of a default by Tenant, Landlord may apply all or any part of the Security Deposit to cure all or any part of such default; provided, however, that any such application by Landlord shall not be or be deemed to be an election of remedies by Landlord or considered or deemed to be liquidated damages. Tenant agrees promptly, upon demand, to deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this Section 22 shall be without interest and may be commingled by Landlord. At the end of the Lease Term, provided that there is then no uncured default or any repairs required to be made by Tenant pursuant to Section 7 or Section 16 above, Landlord shall return the Security Deposit to Tenant. In the event of a sale or any other transfer of the Building, Landlord shall transfer the Security Deposit to its purchaser and upon such transfer, Landlord shall thereupon be released by Tenant from all responsibility for the return of the Security Deposit; and Tenant agrees to look solely to such purchaser for the return of the Security Deposit.

23.    Limitation of Liability. The term “Landlord” as used in this Lease, as far as the covenants and agreements of Landlord in this Lease are concerned, shall be construed to mean only the holder or holders of Landlord’s interest in this Lease at the time in question. In the event of any transfer of Landlord’s interest under this Lease or in the Leased Premises, then the Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved, of all liability of Landlord hereunder accruing subsequent to such transfer of this Lease and as to occurrences after the date of such transfer, from all duties and obligations relating to the performance of any covenants or agreements on the part of Landlord to be performed or observed after such transfer, provided that the transferee assumes all obligations of the holder of the Landlord’s interest in this Lease accruing after such transfer. Notwithstanding anything to the contrary provided in this Lease, no officer, official, director, partner, agent, trustee, beneficiary, or employee of Landlord shall be personally liable for the performance or nonperformance of any agreement, covenant or obligation of Landlord hereunder, and Tenant’s remedies shall not include a personal money judgment against Landlord or against any of the foregoing persons. Tenant’s sole and exclusive remedy at law or in equity shall be to proceed against and foreclose the interest and title of Landlord (or such successor in interest) in and to the Leased Premises (and the proceeds from the sale of such interest and title as to any liability for a default not cured or satisfied in full) and Landlord’s interest in any proceeds from the Leased Premises, for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord (or by such successor in interest) of any of Landlord’s obligations hereunder.

24.    Expansion Right.

(a)    Provided Tenant is not in default under the terms of this Lease, no condition exists that with the giving of notice or passage of time would constitute a default under the terms of this Lease, and there has been no material adverse change in the financial wherewithal of Tenant, Tenant shall have the exclusive right during the Initial Lease Term or any Renewal Term (the “Expansion Space Period”) to expand the Leased Premises to add an Improvement consisting of at least Seventy-Five Thousand (75,000) square feet but not to exceed One Hundred Forty-Four Thousand (144,000) square feet in the approximate location identified on the Site Plan attached hereto as Exhibit B as the expansion space (the “Expansion Space”), and Landlord agrees to hold available for Tenant during the Expansion Space Period the building expansion land located adjacent to the Leased Premises as shown on Exhibit B, on the terms and conditions of this Section. Tenant may exercise its option by delivery to Landlord of written notice of its exercise of the option (“Exercise Notice”) to cause the Building to be expanded on or before the expiration of the Expansion Space Period. Tenant’s Exercise Notice shall state the approximate square footage of Improvements that Tenant desires for the Expansion Space. Tenant’s rights pursuant to this Section for the Expansion Space are personal to Tenant and may not be assigned or transferred except to a Permitted Transferee, and will not benefit any subtenant.

(b)    Within sixty (60) days following Tenant’s exercise of such option, Landlord shall provide Tenant with: (i) plans and specifications for the expansion of the Building and related improvements in a manner similar to the original Leased Premises (the “Expansion Plans”) which Expansion Plans shall be generally consistent in scope and content to the Plans and Specifications; and (ii) the cost of the expansion construction of the Expansion Space including, without limitation, all hard costs, and all soft costs, including, without limitation, cost of labor and materials, design, permitting and engineering costs, permitting fees, financing fees, development fees, commissions, construction management or project management fees, financing costs and interest during the construction period, and legal fees (the “Expansion Cost” and together with the Expansion Plans, the “Expansion Documents”). Landlord shall competitively bid the construction of the Expansion Space with at least three (3) contractors that are reasonably acceptable to Landlord. If Tenant desires to proceed with the expansion of the Leased Premises, Tenant shall deliver its acceptance within thirty (30) days after its receipt of the Expansion Documents, and Landlord and Tenant shall promptly memorialize such agreement by amendment to this Lease (the “Expansion Amendment”) setting forth the terms and conditions of construction of the Expansion Space and incorporating the Base Rent for the Expansion Space as calculated in accordance with this Section. In the event Tenant does not deliver its acceptance within such thirty (30) day period, then Tenant shall be deemed to have rescinded Tenant’s exercise of its option to expand the Leased Premises and the Tenant’s rights under this Section shall continue through the end of the Lease Term. Upon Tenant’s rescission of its exercise of the option to expand the Leased Premises, Tenant shall be responsible and shall reimburse Landlord, for the actual cost and expenses incurred by Landlord in preparing the Expansion Documents. Tenant shall be responsible for the cost and expenses of all work necessary to prepare the Expansion Space for initial occupancy by Tenant that is not expressly included in the Expansion Plans.

(c)    The actual Expansion Cost, as determined upon completion of the Expansion Space, will be utilized to establish the Base Rent for the Expansion Space utilizing the formula set forth below. The Base Rent for the Expansion Space to be set forth in the Expansion Amendment will be initially determined based upon the estimated Expansion Cost, but will be adjusted as provided herein. In this regard, the parties agree that the Base Rent for the Expansion Space will be an amount equal to the actual Expansion Cost multiplied by the Expansion Rent Constant (as herein defined). For these purposes, the term “Expansion Rent Constant” will be the lesser of: (i) an amount calculated by adding the Treasury Rate Factor (as defined herein) to Base Rental Rate Constant (as defined herein), or (ii) the Market Rental Rate Constant (as defined herein).

For purposes of this Section, the “Base Rental Rate Constant” shall be seven and four-tenths percent (7.40%). For these purposes, the term “Treasury Rate Factor” will mean and refer to 0.70 times the increase (if any) in the current Treasury Rate (as herein defined) at the time that the Expansion Amendment is executed by Landlord and Tenant, over the Treasury Rate (which the parties have agreed to be 1.515% in effect on the date of execution of this Lease. As used herein, the term “Treasury Rate” will mean and refer to the applicable ten (10) year Treasury Constant Maturities Rate published by the Federal Reserve Board based on the average yield of a range of Treasury securities, all adjusted to the equivalent of a 10-year maturity.

As used herein, the term “Market Rental Rate Constant” shall mean (i) a rental rate constant mutually agreed upon by Landlord and Tenant on or before thirty (30) days after Tenant’s delivery of the Expansion Notice, or (ii) a rental rate constant that is determined in accordance with the following paragraph that is mutually acceptable to Landlord and Tenant. The parties shall have thirty (30) days after Landlord’s receipt of an Exercise Notice to mutually agree upon the Market Rental Rate Constant. If they fail to agree for any reason, then within ten (10) days of the expiration of that time period, the Landlord and Tenant shall each engage a disinterested third-party commercial/industrial broker with at least five (5) years’ experience within the greater Charlotte metropolitan area and notify the other in writing of the broker’s name and the engagement date. The brokers shall deliver their respective determination to both parties within forty-five (45) days of the latest engagement date. If such brokers shall agree on the Market Rental Rate Constant (and for purposes hereof, if such brokers shall determine such Market Rental Rate Constant and the higher determination is no more than .5% of the lower determination, then said brokers shall be deemed to have agreed upon a Market Rental Rate Constant equal to the average of such determinations), then the agreement of the brokers shall be deemed to be the Market Rental Rate Constant. If the brokers do not agree upon such Market Rental Rate Constant, then the brokers shall together promptly appoint a third disinterested broker (from a firm other than those with which the initial brokers are associated) and the determination of the third broker shall be deemed to be the Market Rental Rate Constant of the Premises (but in no event shall such determination be less than the lower amount, or more than the higher amount, of the determinations of the initial two (2) brokers). Any broker-related fees and costs shall be paid by the party designating such broker, and shared equally by Landlord and Tenant for any third broker, if necessary. Any determination of the Market Rental Rate Constant by an third-party broker shall take into account all relevant factors, including, without limitation, (i) the type, use and quality of the Building (inclusive of the proposed Expansion Space); (ii) the lease term for the Expansion Space; (iv) annual rent escalations; (v) the current credit rating of Tenant and any guarantor of the Lease, (vi) the geographical area of the Premises (which for these purposes shall be the greater Charlotte metropolitan area), and (vii) any other relevant and generally applicable considerations affecting the proper determination of such rental rate constant.

Notwithstanding anything in this Section 26 to the contrary, the determination of the Market Rental Rate Constant in accordance with the foregoing paragraph shall be non-binding on Landlord and Tenant and neither party shall be required to agree to such Market Rental Rate Constant for purposes of the Expansion. In the event that, Landlord and Tenant fail to agree upon the Market Rental Rate Constant or accept the Expansion Rent Constant determined by adding the Treasury Rate Factor to the Base Rental Rate Constant, or otherwise mutually agree upon an acceptable Expansion Rent Contact, neither Tenant nor Landlord shall have any further obligations to proceed with the Expansion pursuant hereto.

As an example, and solely for illustrative purposes (in the event that Expansion Rent Constant is determined by adding the Treasury Rate Factor to Base Rental Rate), if the current Treasury Rate, as of the date of execution of this Lease, is 2.15% and the Treasury Rate, at the time that the Expansion Amendment is agreed upon, is 3.55% then the Treasury Rate Factor would be:

(3.55% – 2.15%) x 0.70 = 0.98%

In this example, and again, solely for illustrative purposes, the Expansion Rent Constant would be:

(.071 + 0.0098) = .0808

As a result, and in furtherance of the example set forth above, if the Expansion Cost is determined to be $5,000,000, then the initial annual Base Rent for the Expansion Space would be:

($5,000,000 x .0808) = $404,000.00

In this regard, the Base Rent for the Expansion Space would be added to the Base Rent for the original Premises, and the Base Rent for the Expansion Space and the Premises would thereafter be increased at the end of each lease year for the remainder of the Term (as the same may be extended as provided below) by multiplying the collective amount of Base Rent for the Premises and Expansion Space by 1.02.

(d)    In the event Tenant exercises the option to expand the Leased Premises as provided herein, the commencement of Tenant’s lease of the Expansion Space (and the payment of Rent) shall be deemed to occur upon the substantial completion and delivery of possession to Tenant of the Expansion Space in accordance with the requirements of Section 4(b) above for the original Leased Premises (the “Expansion Space Commencement Date”). Tenant shall be required to lease the Expansion Space (along with the Leased Premises) for a minimum term of ten (10) years, such that if less than ten (10) years remains in the Lease Term upon the Expansion Space Commencement Date, the Initial Term for the original Leased Premises shall be automatically extended to expire on the last day of the one hundred twentieth (120th) full calendar month following the Expansion Space Commencement Date, the Lease Term for the original Leased Premises and Expansion Space shall become coterminous and all other terms and conditions of the Lease shall remain the same, including the annual Base Rent escalations for the Expansion Space and original Leased Premises. Upon expiration of that ten (10) year term, the Tenant will continue to have any remaining, unexercised Renewal Options as contemplated in Section 2(b) of this Lease. Following the Expansion Space Commencement Date, the Expansion Space shall be considered part of the Leased Premises.

25.    Option to Terminate. Tenant shall have the right to terminate the Lease with respect to the original Premises only (the “Termination Option”), effective commencing as of the date (the “Termination Date”) that is the one hundred twentieth (120th) monthly anniversary of (i) the Commencement Date if the Commencement Date is the first day of a calendar month, or (ii) the first day of the first full calendar month following the Commencement Date if the Commencement Date is not the first day of a calendar month, upon and subject to the following terms, conditions and limitations:

(a)    Irrevocable written notice must be given by Tenant to Landlord at least nine (9) months (but no more than twelve [12] months) prior to the Termination Date;

(b)    The termination must be effective on the Termination Date, and no earlier or later date;

(c)    There must not be a default by Tenant at the time of exercise of the Termination Option or on the Termination Date;

(d)    Prior to the Termination Date, Tenant must pay Landlord (A) all unpaid Rent and any other unpaid costs and charges under this Lease for the period up to and including the Termination Date; plus (B) a termination fee (“Termination Fee”) in an amount equal to Six Hundred Seventy-Three Thousand Nine Hundred Seventy-One Dollars ($673,971);

(e)    Without limiting the foregoing, any obligations and liabilities of Tenant accruing under this Lease with respect to the original Premises prior to the Termination Date shall survive the Termination Date and any such exercise of the Termination Option, as shall any provisions of the Lease that are expressly stated in the Lease to survive its expiration or sooner termination;

(f)    The Termination Option shall automatically terminate and become null and void upon the earliest to occur of (i) the assignment of this Lease by Tenant, in whole or in part, to any party other than a Permitted Transferee, (ii) the sublease by Tenant of all or any portion of the Premises to any party other than a Permitted Transferee, (iii) the failure by Tenant to timely and properly exercise the Termination Option, (iv) the failure by Tenant to pay to Landlord, in full, the Termination Fee and any other amounts described in subsection (d) above prior to the Termination Date, or (v) Tenant exercises its rights pursuant to Section 24 for the Expansion Space; and

(g)    If Tenant timely and properly exercises the Termination Option, Tenant shall surrender full and complete possession of the original Premises to Landlord on or before the Termination Date in accordance with the requirements of this Lease.

26.    Landlord’s Representations and Warranties. Anything to the contrary contained herein notwithstanding, Landlord hereby represents and warrants to Tenant the following:

(a)    Electrical service reasonably sufficient for Tenant to commence Tenant’s Finish Work to be available to the Leased Premises on or before the Early Access Date, either connecting directly to the Premises through public right-of-ways or through perpetual easement areas intended to provide for such utility connections;

(b)    The Leased Premises shall on or before the Early Access Date and at all times during the Lease Term, have vehicular and pedestrian access either (i) directly to the Leased Premises by paved public roadway adjacent to, abutting, and connecting to the Real Estate or (ii) directly to the Leased Premises through a perpetual easement area intended to provide access over a paved private roadway through and over any privately owned lands all the way to connect to a public roadway, in either instance together with appropriate curb cuts onto such roadways to provide reasonable vehicular access to and from the Tenant;

(c)    Landowner (as defined below) currently has fee simple title to the Real Estate as of the date of this Lease, and following the Subdivision (as defined below) and the conveyance of the Building Lot (as defined below) to Landlord, as contemplated in Section 28 of this Lease, Landlord shall have fee simple title to the Real Estate;

(d)    No consent of any third party is required (or if required, will be obtained by Landlord prior to the Commencement Date) in connection with Landlord’s lease of the Leased Premises hereunder;

(e)    As of the date hereof, Landlord has no knowledge of any current, pending or threatened condemnation, annexation, or similar proceeding affecting the Leased Premises or any portion thereof, nor has Landlord knowledge that any such actions are presently contemplated;

(f)    To the best of Landlord’s actual knowledge, there are no easements, restrictive covenants or declarations that impact the Leased Premises that prohibit in any way the making of this Lease or the Permitted Use contemplated under this Lease;

(g)    The Real Estate may be used for the Permitted Use under applicable zoning and land use laws, ordinances, planned unit development or similar guidelines; and

(h)    The Building and the Leased Premises shall, as of the Commencement Date, be (i) water-tight, (ii) free of mold, pests, and insects, (iii) in compliance with the Plans and Specifications and all applicable laws, ordinances, regulations, decrees, rules or conditions of any federal, state, county, municipal or other governmental or quasi-governmental authorities or agencies (including without limitation, those pertaining to building, zoning, subdivision, land use, environmental and health, having jurisdiction over the Premises (“Applicable Requirements”); and (iv) compliant with the Americans with Disabilities Act of 1990, as amended.

27.    Guarantor. Simultaneously with the execution of this Lease, Tenant shall cause DIRTT ENVIRONMENTAL SOLUTIONS LTD. (the “Guarantor”), to execute and deliver to and for the benefit of Landlord a Guaranty of Tenant’s obligations under and with respect to this Lease in a form acceptable to Landlord (the “Guaranty”). Tenant acknowledges and agrees that Landlord’s willingness to enter into this Lease with Tenant is expressly contingent upon the execution and delivery by Guarantor of the Guaranty to and for the benefit of Landlord.

28.    Subdivision and Plat. Notwithstanding anything herein to the contrary, Tenant hereby acknowledges that (i) SP Rock Hill Legacy East I, LLC, an Indiana limited liability company (“Landowner”) currently owns the Real Estate, (ii) that Landowner intends to subdivide the Real Estate into two (2) lots (the “Subdivision”), as shown on Exhibit A-2 attached hereto and incorporated herein (“Preliminary Plat”), and (iii) that upon completion of the Subdivision, Landowner intends to convey that portion of the Real Estate shown as Lot 1 on the Preliminary Plat (the “Building Lot”). Following such conveyance, Landlord and Tenant shall, promptly upon request by either party, enter into an amendment to this Lease substantially in the form attached hereto as Exhibit A-3 (“First Amendment to Lease”), pursuant to which the “Real Estate” will be amended to consist of only the Building Lot. Landowner and Landlord shall have the right, subject to the terms set forth below, to cause to be recorded against the Real Estate a subdivision plat (the “Subdivision Plat”) with lot lines as depicted on the Preliminary Plat and such other matters that do not have a material adverse impact on the Building Lot. Landlord agrees to provide Tenant with a copy of the recorded Subdivision Plat upon request therefor. Landowner, by its execution of the below joinder to this Lease, hereby confirms its agreement to cause the Subdivision and to convey the Building Lot to Landlord. Tenant acknowledges and agrees that Landowner shall have no further obligations under this Lease and upon completion of such conveyance of the Building Lot to Landlord, Landowner shall automatically be deemed released of any and all obligations and liability hereunder.

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SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO LEASE

IN WITNESS WHEREOF, the parties have executed or caused the execution of this Lease by their respective officers duly authorized as of the day and year first above written.

LANDLORD:

SP ROCK HILL LEGACY EAST #1, LLC, an Indiana limited liability company

By:	/s/ Mark Pfleging

Printed:	Mark Pfleging

Title:	Manager

TENANT:

DIRTT ENVIRONMENTAL SOLUTIONS, Inc., a Colorado corporation

By:	/s/ Kevin O’Meara

Printed:	Kevin O’Meara

Title:	President & Chief Executive Officer

JOINDER BY LANDOWNER

Landowner hereby joins in the execution of this Lease as of the day and year first above written, solely for purposes of confirming Landowner’s obligations expressly set forth under Section 28 of the Lease. Landowner shall have no further obligations under this Lease.

LANDOWNER:

SP ROCK HILL LEGACY EAST I, LLC, an Indiana limited liability company

By:	/s/ Mark Pfleging

Printed:	Mark Pfleging

Title:	Manager

LIST OF EXHIBITS

Exhibit A-1 – Legal Description of Real Estate

Exhibit A-2 – Preliminary Plat

Exhibit A-3 – First Amendment to Lease

Exhibit B – Site Plan

Exhibit C – Project Specifications

Exhibit D – Tenant Finish Work

Exhibit D-1 – Tenant Work Letter

Exhibit E – Subordination, Non-Disturbance and Attornment Agreement

Exhibit F – Estoppel

Exhibit G – Form of Compliance Certificate

EXHIBIT A-1

(Real Estate)

ALL THAT CERTAIN PIECE, PARCEL, LOT OR TRACT OF LAND LYING, BEING AND SITUATE IN YORK COUNTY, SOUTH CAROLINA AND BEING SHOWN AND DESCRIBED AS “LEGACY PARK EAST PHASE II,” 34.66 ACRES AS SHOWN ON ENTITLED RECOMBINATION/SUBDIVISION PLAT OF SURVEY FOR LEGACY PARK EAST PHASE II BY KECK & WOOD, INC., DATED APRIL 1, 2018, RECORED IN PLAT BOOK 158 AT PAGE 31, IN THE OFFICE OF THE REGISTER OF DEEDS OFOR YORK COUNTY, SOUTH CAROLINA.

Exhibit A-1  |  Page 1

EXHIBIT A-2

(Preliminary Plat)

Exhibit A-2  |  Page 1

EXHIBIT A-3

(First Amendment to Lease Form)

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of the              day of                     , 20         (the “Effective Date”), by and between SP ROCK HILL LEGACY EAST #1, LLC, an Indiana limited liability company (“Landlord”), and DIRTT ENVIRONMENTAL SOLUTIONS, INC., a Colorado corporation (“Tenant”).

RECITALS

A.    Landlord and Tenant entered into that certain Lease Agreement, dated                      (the “Original Lease”) covering the parcel of real estate located at the northeast quadrant of Williamson Parkway and Highway 21 in Rock Hill, South Carolina that is more particularly described in the Original Lease, upon which a building consisting of approximately 129,600 square feet is to be built.

B.    The Original Lease provides for the legal description of the Real Estate to be revised following recording of the Subdivision Plat (as defined in the Original Lease).

C.    Landowner (as defined in the Original Lease) completed the Subdivision pursuant to that certain Subdivision Plat of                                          dated                     , filed                      as Document #                     in the Real Property Records of                      County, South Carolina and conveyed the Building Lot (as defined in the Original lease) to Landlord.

D.    Landlord and Tenant now desire to amend the Original Lease all in accordance with the terms and conditions set forth below.

AGREEMENT

In consideration of the mutual covenants contained in the Lease and this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

1.    Definitions. All defined terms appearing in this Amendment that are not otherwise defined shall have the respective meanings given those terms in the Original Lease. The term “Lease” where used in the Original Lease and this Amendment shall hereafter refer to the Original Lease, as amended hereby.

2.    Legal Description of the Real Estate. The legal description of the Real Estate attached as Exhibit A-1 to the Original Lease is deleted, and the legal description attached as Exhibit A-1 to this Amendment is substituted in its place as the legal description of the Real Estate.

3.    Authority. Each party represents to the other that it has full power, capacity, authority and legal right to execute and deliver this Amendment and to perform all of its obligations hereunder.

4.    General. Except as amended by this Amendment, the Original Lease shall continue in full force and effect and is ratified and affirmed. In the event of a conflict between the terms and conditions of the Original Lease and the terms and conditions of this Amendment, the terms of this Amendment shall prevail. This Amendment may be executed in several counterparts, all of which are identical and all of which counterparts together shall constitute one and the same instrument. To facilitate execution of this Amendment, the parties may execute and exchange counterparts of the signature pages of this Amendment by electronic transmission.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK;

SIGNATURE PAGE FOLLOWS]

Exhibit A-3  |  Page 1

SIGNATURE PAGE TO FIRST AMENDMENT TO LEASE

IN WITNESS WHEREOF, the parties have executed or caused the execution of this Amendment by their respective officers duly authorized as of the day and year first above written.

LANDLORD:

SP ROCK HILL LEGACY EAST #1, LLC, an Indiana limited liability company

By:

Printed:

Title:

TENANT:

DIRTT ENVIRONMENTAL SOLUTIONS, Inc., a Colorado corporation

By:

Printed:

Title:

Exhibit A-3  |  Page 2

EXHIBIT A-1 TO FIRST AMENDMENT TO LEASE

LEGAL DESCRIPTION OF REAL ESTATE

[To be completed.]

Exhibit A-3  |  Page 3

EXHIBIT B

(Site Plan)

Exhibit B  |  Page 1

EXHIBIT C

(Project Specifications for Landlord’s Work)

Site Development and Shell Description

PROJECT SUMMARY

• Location:	Rock Hill, SC

• Site Acreage:	13 Gross Acres

• Square Footage:	129,600 Square Feet expandable to 259,000 square feet

• Dimensions:	180’ X 720’

• Bay Sizes:	Typical bays – approximately 50’ X 50’

• Clear height:	30’

• Auto Parking:	118 spaces expandable to 173 spaces

• Trailer Parking:	N/A

• Truck Court:	130’

• Exterior Walls:	Load Bearing Concrete Wall Panels

• Structural Steel:	Gray tube steel columns and joists supporting white roofdeck

• Slab Construction:	6” unreinforced, 4,000psi concrete 5” aggregate base

• Dock Doors:	Fourteen (14) 9’ x 10’ manual overhead doors

• Overhead Doors	Two (2) 12’ x 14’ Motorized Roll Up Door

• Dock Equipment:	Ten (10) 35000# Mechanical Dock Levelers, bumpers, z-guards, lights

• Roofing:	Mechanically attached .45 mil TPO with R-20 insulation

• HVAC:	Heat and A/C in the production area

• Fire Protection:	ESFR for protection of Class I-IV Commodities

• Electrical Service:	480V/277 3-Phase; 2000-amp service

• Lighting:	LED High Bay Fixtures at 25 FC

• Gas:	Natural gas available at park to be coordinated with utility company

Exhibit C  |  Page 1

•	GENERAL OUTLINE

Architectural and Engineering Services

Scannell Properties shall employ the services of a civil engineering firm licensed in the State of South Carolina for the design and engineering of all civil and landscaping specifications. General Contractor is responsible for all architectural, structural, mechanical, plumbing, electrical, fire alarm, and fire protection design, drawings, permits and specifications. The building will be designed to meet or exceed all local code requirements.

Schedule

It is anticipated that construction of the shell project will take approximately 8.5 months from start of construction.

Quality Control

Scannell Properties shall retain an Independent Testing Agency to perform various field and laboratory tests to verify compliance with project requirements. These tests will include soil compaction testing, concrete material strength testing, concrete placement, inspection of structural steel connections, window leakage testing and periodic roof inspections during roof system installation.

SITEWORK

Site Grading & Earthwork

Sedimentation and erosion control measures, tree protection, site clearing and preparation will be provided to accommodate all paving areas, building pad, and landscape areas. An engineered building pad and parking sub-grade shall be provided in compliance with the recommendations of the Geotechnical Engineer regarding existing soils to within ± 0.1 of a foot. The building elevation will be established to allow for drainage, which may be handled by means of catch basins, storm sewers, swales and surface runoff as specific site conditions dictate. Future building pad will be cleared and graded as required for Phase 1 of this project.

Site Utilities

All utilities shall extend to the building and final connections made for electric, domestic water, gas, sanitary service and telephone/data service. Underground fire main and hydrants will be provided per municipal requirements.

Pavement

The heavy-duty pavement sections (8”+2”+2”) will be provided in truck access and fire lanes, and light duty pavement sections (6”+2.5”) will be provided in parking areas and vehicle drive lanes within parking areas. All pavement sections shall be provided per the recommendations of the Geotechnical Report and the civil drawings.

A total of 118 auto parking spaces will be provided. All paving will be striped to indicate parking stalls, handicapped parking locations, fire lanes and traffic control features in accordance with the site design. Traffic control and handicapped parking signage will be provided in accordance with the site design and code requirements.

Truck courts in the shipping/receiving areas shall be 135’ deep consisting of 60’ concrete apron 6”, 4,000psi unreinforced concrete on 6” aggregate base and 75’ of HD asphalt paving. Concrete paving joints will be caulked. A 10” stone fire lane is included around East side of building.

Landscaping and Irrigation

Landscaping and irrigation including trees, plants, grass, mulch, and soil preparation as needed to meet city minimum zoning requirements. Landscaping and irrigation will be an allowance of $108K.

Exhibit C  |  Page 2

Signage

Building and Monument Signage will be an allowance of $20K.

CONCRETE

Foundations

The building foundation system is a combination of shallow foundations for interior columns and a continuous perimeter foundation to support the concrete wallpanels. Foundations will be constructed with 3,000 psi concrete with depths to be a minimum of 1’-6” below finished floor, assuming an allowable bearing capacity of 3,000 psf.

Floor Slab

The warehouse floor shall be six inches (6”) thick unreinforced concrete on a 5” stone aggregate base. This concrete will achieve a 28-day compressive strength of 4,000 psi. Floor flatness and levelness tolerances shall meet overall values of FF=35 and FL=25. Control joints shall be saw cut in order to minimize shrinkage cracking. Dowels or keyways shall be utilized at construction joints. A 10-mil polyethylene vapor barrier will be provided underneath the entire slab on grade. Dowel baskets will be installed at dock bays.

Concrete Wall Panels

Site cast, load bearing tilt up or precast concrete wall panels shall be utilized for the building exterior. The walls shall utilize appropriate reinforcing for anticipated reactions and shall not be insulated.

STRUCTURAL STEEL AND MISCELLANEOUS METALS

Building Frame

A structural steel system with steel tube columns, open web joists and joist girders shall be used for the building’s structural steel system. Roof decking will be prime painted white. All components shall conform with the Steel Deck Institute and erected to meet code requirements.

Steel structure will conform to these dimensions:

• Clear Height:	30’

• Overall Dimensions:	720’ X 180’

• Typical Bays:	50’ x 50’

• Loading Bay:	60’ X 60’

Metal stairs in loading dock will be installed to meet all applicable codes. All exterior metals to be painted. A single roof access ladder with ladder guard shall be installed for access to the roof.

Building structure shall not contain x-bracing.

Exhibit C  |  Page 3

CARPENTRY

Plywood backboard will be provided for incoming phone service. Rough blocking will be provided as required at parapets, curbs, coping, etc. and shall be fire treated where required by code.

THERMAL AND MOISTURE PROTECTION

Roofing

The roof system shall be a single-ply 45 mil mechanically fastened TPO membrane roof over rigid cell polyisocyanurate roof insulation mechanically attached to the roof decking. Insulation thickness shall be adequate to provide a roof insulation value of R-20. The roof shall carry the manufacturer’s standard fifteen (15) year NDL membrane warranty.

Roof flashings at all known roof penetrations are included. No allowances have been made for additional roof penetrations required for undefined Tenant requirements.

Collector heads and exposed downspouts will be provided on the front of the building to remove storm water from the roof. The roof will be sloped at 1/4” per foot to each (truck court) side of the building.

All required sheet metal and flashing work shall be provided to ensure a watertight roof system installation. All sheet metal collectors, downspouts, copings and flashings shall be 24-gauge prefinished metal with a factory applied standard finish.

Dock Canopy/Entrance Canopy

Bullnose dock canopies will be provided in the truck loading docks. Entrance canopy will be an allowance of $25K.

Caulking and Sealants

Joint sealants shall consist of a multi-part non-sag urethane sealant on both the exterior and interior of the concrete wall panel joints as well as where the window system meets the precast. A 5-year warranty is included for all exterior caulking.

Exposed floor joints in the production area will be caulked with semi rigid epoxy or polyurea. One coat of Ashford sealer or equivalent shall be applied to the floor within warehouse area.

DOORS AND WINDOWS

Doors, Frames and Hardware

Exterior man doors shall be 3’-0” x 7’-0” x 1-3/4”, insulated hollow metal doors and frames as required for egress per code. The building shell be keyed with interchangeable cores.

Overhead Doors

Fourteen (14) dock positions will be equipped with a manually operated, insulated, 24-gauge flush steel face, 9’ x 10’ dock door complete with metal track, single vision panel, and hardware. Two (2) 12’ X 14’ motor operated drive-in doors are included.

Aluminum Storefront and Entrances

Aluminum storefront is at included at one (1) Main Entrance, 1,000 sf of storefront windows are included. This storefront shall have clear anodized aluminum framing with 1” insulated tinted glass. A manually operated aluminum entrance double door will be provided at the entry, with medium stiles, rails and bottoms with manufacturer’s standard hardware. Aluminum storefront framing shall be YKK, Vistawall, Kawneer, orequal.

Exhibit C  |  Page 4

Clerestory Windows

Ten (10) clerestory windows, 4’ X 8’ are included.

FINISHES

Painting

All hollow metal doors and frames, pipe bollards, roof ladder and downspout guards shall receive one (1) coat of primer and two (2) coats of acrylic semi-gloss exterior paint.

The exterior of the tilt-up concrete wall panels shall receive a tinted primer coat and one (1) coat of textured latex paint. Prior to painting, the exterior face of the tilt-up concrete wall panels will be power-washed to remove releasing agents and dirt.

MISCELLANEOUS

Building address signage will be an allowance and shall be provided per municipal requirements.

DOCK EQUIPMENT

Ten (10) dock positions will be equipped with 35000# mechanical dock levelers, bumpers, z-guards and dock lights.

FIRE PROTECTION

Fire protection for the building shall be provided by a fully operational ESFR sprinkler system. The fire main shall be extended to the facility and connection made to the building fire protection system. The system shall include K-17 sprinkler heads and all necessary components to provide a complete system that complies with all governmental and fire department agencies. An electric fire pump has been included.

HEATING, VENTILATION AND AIR CONDITIONING

Conditioned Air

An alternate to provide conditioned air in the production space has been accepted. The building will be heated and conditioned via DX rooftop units (total of 160 tons) will allow us to maintain 78 degrees with a 55% relative humidity in during the cooling season. The temperature is a +/- 3 degrees and the humidity level is +/- 10%. The humidity level during the winter months could drop below 30 % during cold dry weather days.

PLUMBING

Domestic Water

Domestic water service shall be provided into the building with connection made to the city water main. Backflow preventers and necessary drains, valves, etc, shall be provided at the entry point.

One (1) hose bib shall be provided at grade level.

Exhibit C  |  Page 5

Sanitary Sewer

Sanitary sewer service shall be provided into the building with connection made to the sewer main.

Gas

Gas service shall be provided into the building with connection made to the gas meter furnished by the local utility service provider. The gas line shall extend to all required HVAC equipment.

ELECTRICAL

Service and Distribution

One (1), 480/277V transformer shall be installed by the utility company. One (1), 2000 amp service shall be provided for tenant. Distribution panels will be provided for the shell building.

Site Lighting

Exterior lighting shall be provided via a combination of pole lights and building mounted wall pack fixtures. All exterior lighting shall be controlled via photo cell control.

The exterior lighting shall be designed to provide an average maintained 1 1⁄2 foot-candle over all paved areas. Pole lights shall be installed and leased from the utility provider.

Interior Lighting

Lighting of the warehouse shall be provided with LED high-bay fixtures to achieve 25 FC @ 36” AFF. High bay lights are furnished with individual motion sensors.

Emergency lighting and exit signage shall be installed as required by code for the warehouse area based on an open floor plan.

Telephone and Data

Two (2) 4” conduit with pull strings shall be provided from each electrical room to property line for telephone and data service.

Power Requirements

Power shall be provided to all fire protection, H.V.A.C. equipment and all other required building components as outlined in this Building Description.

Fire Alarm Systems

A fire alarm system shall be provided for monitoring of building fire protection system.

Exhibit C  |  Page 6

EXHIBIT D

(Tenant Finish Work)

Design and construction of approximately 5,000 square feet of office and breakroom space.

Notwithstanding anything set forth in the Project Specifications and/or the Plans and Specifications to the contrary, the above referenced items shall constitute Tenant Finish Work and shall not be included in the definition of Landlord’s Work under the Lease.

Exhibit D  |  Page 1

EXHIBIT D-1

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Tenant Finish Work in the Building. Capitalized terms used in the Work Letter and not otherwise defined herein shall have the meaning set forth in the foregoing Lease. The improvements to be initially installed in the Building shall be designed and constructed by Tenant pursuant to this Tenant Work Letter.

1.    TENANT FINISH WORK. As used in the Lease and this Tenant Work Letter, the term “Tenant Finish Work” means those items of general tenant improvement construction shown on the Final Plans (described in Section 4 below).

2    CONSTRUCTION REPRESENTATIVES. Lessor hereby appoints the following person(s) as Landlord’s representative (“Landlord’s Representative”) to act for Landlord in all matters covered by this Landlord Work Letter: Kip Wanser. Tenant hereby appoints the following person(s) as Tenant’s representative (“Tenant’s Representative”) to act for Tenant in all matters covered by this Tenant Work Letter: Jeff Calkins. All communications with respect to the matters covered by this Tenant Work Letter are to be made to Landlord’s Representative or Tenant’s Representative, as the case may be, in writing in compliance with the notice provisions of the Lease. Either party may change its representative under this Tenant Work Letter at any time by written notice to the other party in compliance with the notice provisions of the Lease.

3    IMPROVEMENT ALLOWANCE. Tenant shall be entitled to a one-time improvement allowance in the amount of $400,000.00 (the “Tenant Finish Allowance”) for the costs relating to the initial design and construction of the Tenant Finish Work; provided, however, that if Tenant does not use the entire Tenant Finish Allowance, Tenant shall be entitled to a credit against Base Rent for any portion of the Tenant Finish Allowance not used by Tenant, or at Landlord’s option, Landlord shall pay Tenant an amount equal to the portion of the Tenant Finish Allowance not used by Tenant in one lump sum.

4.    TENANT FINISH WORK PLANS.

(a)    Preparation of Space Plans. Landlord agrees to meet with Tenant’s architect and/or space planner for the purpose of promptly preparing preliminary plans for the layout of the Tenant Finish Work (“Space Plans”). The Space Plans are to be sufficient to convey the architectural design of the and layout of the Tenant Finish Work therein and are to be submitted to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed, and which approval or disapproval Landlord shall provide within ten (10) days of Tenant’s submission of the same. If Landlord reasonably disapproves any aspect of the Space Plans, Landlord will advise Tenant in writing of such disapproval and the reasons therefor. Tenant will then submit to Landlord for Landlord’s approval a redesign of the Space Plans incorporating the revisions reasonably required by Landlord, which approval or disapproval Landlord shall provide within three (3) business days of Tenant’s submission of the same. Such approval process for the Space Plans shall continue until such time as Landlord has approved of the Space Plans.

(b)    Preparation of Final Plans. Based on the approved Space Plans, Tenant’s architect will prepare complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working drawings for all of the Tenant Finish Work for the Leased Premises (collectively, the “Final Plans”). Within one hundred eighty (180) days following the Effective Date, Tenant shall submit the proposed Final Plans to Landlord for approval. If Landlord reasonably disapproves any aspect of the Final Plans based on any inconsistency with the Space Plans, Landlord agrees to advise Tenant in writing of such disapproval and the reasons therefor within ten (10) days of Tenant’s submission of the same. Tenant will, subject to Section 4(c) below, then cause Tenant’s architect to redesign the Final Plans incorporating the revisions reasonably requested by Landlord so as to make the Final Plans consistent with the Space Plans and submit the same to Landlord for approval or disapproval, which approval or disapproval Landlord shall provide within five (5) business days of Tenant’s submission of the same. Such approval process for the Final Plans shall continue until such time as Landlord has approved of the Space Plans.

Exhibit D-1  |  Page 1

(c)    Requirements of Lessee’s Final Plans. Tenant’s Final Plans will include locations and complete dimensions, and the Tenant Finish Work, as shown on the Final Plans, as revised, will comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction, and all applicable insurance regulations.

(d)    Submittal of Final Plans. Once approved by Landlord and Tenant, Tenant’s architect will promptly (and in any event within two hundred forty (240) days after the Effective Date) submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit. Tenant’s architect, with Landlord’s cooperation, will make any changes to the Final Plans which are requested by the applicable governmental authorities to obtain the building permit. Anything to the contrary contained herein notwithstanding and utilizing the Tenant Finish Allowance, Tenant shall cause the Tenant Finish Work to be in compliance with all Applicable Laws. After approval of the Final Plans no further changes may be made without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any costs resulting from the design and/or construction of such changes in excess of the Tenant Finish Allowance. Tenant hereby acknowledges that any such changes will be subject to the terms of Sections 5(c) below. Landlord’s approval of the Final Plans shall create no liability or responsibility on the part of Landlord for the completeness of such plans or their design sufficiency or compliance with applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction.

5.    PAYMENT FOR THE LESSEE IMPROVEMENTS.

(a)    Tenant Finish Allowance. Landlord hereby grants to Tenant the Tenant Finish Allowance as referenced in Section 3 hereinabove. The Tenant Finish Allowance is to be used for:

(i)    Payment of the cost of preparing the Space Plans and the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Final Plans.

(ii)    The payment of plan check, permit and license fees relating to construction of the Tenant Finish Work.

(iii)    All costs of construction of the Tenant Finish Work, including, without limitation, the following:

(aa)    Construction and installation within the Building of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

(bb)    All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Building;

(cc)    The furnishing and installation of all duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the Building, including the cost of meter and key control for after-hour air conditioning;

(dd)    Any additional improvements to the Leased Premises required for Tenant’s use of the Building including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems or improvements;

(ee)    All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, necessary for the Building;

Exhibit D-1  |  Page 2

(ff)    All plumbing, fixtures, pipes and accessories necessary for the Building;

(gg)    Testing and inspection costs;

(hh)    Fees for the general contractor including, but not limited to, fees and costs attributable to general conditions associated with the construction of the Tenant Finish Work;

(ii)    All other costs and fees associated with the construction and installation of the Tenant Finish Work, but specifically excluding any of Tenant’s furniture, fixtures and equipment.

(b)    Excess Costs. The cost of each item referenced in Section 5(a) above shall be charged against the Tenant Finish Allowance. If the Work Cost exceeds the Tenant Finish Allowance, Tenant shall be solely responsible for payment of all excess costs (“Tenant’s Work Cost Responsibility”).

(c)    Changes. If, after the Final Plans have been prepared, Tenant requires any changes or substitutions to the Final Plans, any additional costs related thereto shall be the responsibility of Tenant, subject to application of the Tenant Finish Allowance. Any changes to the Final Plans will be approved by Landlord and Tenant in the manner set forth in Section 4 above.

(d)    Disbursement of the Allowance. Landlord shall disburse the Tenant Finish Allowance to Tenant for the actual construction costs which Tenant incurs in connection with the construction of the Tenant Finish Work in one lump sum (provided, however that Landlord may elect to pay the Tenant Finish Allowance directly to Tenant’s contractor for the construction of the Tenant Finish Work (“Tenant’s Contractor”)) and in accordance with this Work Letter. Upon completion of the Tenant Finish Work, Tenant shall submit “Evidence of Completion and Payment” (hereafter defined) to Landlord. As used herein, the “Evidence of Completion and Payment” shall mean:

(i)    Tenant has delivered to Landlord a draw request (“Draw Request”) in a form reasonably satisfactory to Landlord and Landlord’s lender, signed by Tenant’s architect certifying that the Tenant Finish Work has been completed in accordance with the Final Plans,

(ii)    Tenant has delivered to Landlord reasonably acceptable evidence of payment by Tenant of all costs with respect to the Tenant Finish Work;

(iii)    Tenant has delivered to Landlord evidence of the absence of any liens generated by such portions of the Tenant’s Work in the form of lien releases conditional upon receipt of such payment; and

(iv)    Landlord has inspected the Tenant Finish Work and is satisfied that the Tenant Finish Work has been completed in a good and workmanlike manner in accordance with this Work Letter.

6.    CONSTRUCTION OF THE TENANT FINISH WORK. Following Landlord’s approval of the Final Plans described in Section 4 above, Tenant shall use diligent efforts to cause Tenant’s contractor to complete the Tenant Finish Work in a good and workmanlike manner in accordance with the Final Plans and in compliance with all applicable laws, statutes, ordinances, rules and regulations (including the Americans with Disabilities Act of 1990, as amended) and other applicable requirements. Tenant agrees to use diligent efforts to cause construction of the Tenant Finish Work to commence promptly following the issuance of a building permit for the Tenant Finish Work. Landlord shall have the right to enter upon the Leased Premises to inspect Tenant’s construction activities following reasonable advance notice to Tenant. Subject to Force Majeure, Tenant shall complete the Tenant Finish Work within one hundred eighty (180) days following the Substantial Completion Date.

Exhibit D-1  |  Page 3

7.    MISCELLANEOUS CONSTRUCTION COVENANTS

(a)    Cooperation. Landlord and Tenant shall cooperate with one another during the performance of Tenant’s Finish Work to effectuate such work in a timely and compatible manner. Without limiting the generality of the foregoing, Landlord and Tenant acknowledge and agree that from the Early Access Date until the Substantial Completion Date, Landlord and Tenant and their respective employees, agents, contractors, invitees, or licensees, shall be working simultaneously within the Building and the Leased Premises to complete the Landlord’s Work and the Tenant’s Finish Work, respectively, and shall cooperate and work together in good faith so as not to materially interfere or impede the completion of the Landlord’s Work or the Tenant Finish Work.

(b)    Landlord Delay. Notwithstanding anything to the contrary contained in the Lease, upon the occurrence of a Landlord Delay, the Commencement Date shall be delayed for the same number of days of delay caused by the Landlord Delay. The term “Landlord Delay” shall mean any delay in completion of the Tenant Finish Work which is caused or contributed to by Landlord, or those acting by, for or under Landlord, including, without limitation, any failure by Landlord to approve proposed plans and specifications on a timely basis or any delay due to Landlord’s failure to meet any Landlord’s performance deadlines set forth in this Lease, including without limitation the construction of the Landlord’s Work. Notwithstanding anything to the contrary contained herein, a Landlord Delay shall not include any of the foregoing delays to the extent caused by the acts, omissions, or misconduct of Tenant or any of the Tenant’s employees, agents, contractors, invitees, or licensees.

(c)    Coordination with Lease. Nothing herein contained shall be construed as (i) constituting Tenant or Tenant’s agent as Landlord or Landlord’s agent for any purpose whatsoever, or (ii) a waiver by Landlord or Tenant of any of the terms or provisions of the Lease. Any default by Landlord or Tenant following the giving of notice and the passage of any applicable cure period with respect to any portion of this Tenant Work Letter shall be deemed a breach of the Lease for which the non-breaching party shall have all the rights and remedies as in the case of a breach of said Lease.

Exhibit D-1  |  Page 4

EXHIBIT E

(Subordination Agreement)

SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (“Agreement”) is made as of the          day of                     ,             , by and among                     ,                                          (“Landlord”),                     , a                      corporation,                                          (“Tenant”), and                     ,                                          (“Mortgagee).

Recitals:

A.    Mortgagee has made a loan to Landlord in the principal amount of $                      (the “Loan”); and said Loan is secured by the lien of a Mortgage or Deed of Trust dated as of                      (the “Mortgage”) recorded with                                          as Document No.                     , encumbering among other things, the property, and all improvements thereon described on Exhibit A attached hereto and made a part hereof (collectively the “Property”).

B.    Tenant has entered into a Lease Agreement dated             ,              (“Lease”), with Landlord pursuant to which Landlord has leased all or a portion of the Property to Tenant (the “Premises”) to Tenant on the terms and conditions set forth in the Lease.

C.    The parties desire to agree upon the terms and conditions of: (i) the priority of their respective interests in the Premises; (ii) the subordination of Tenant’s rights under the Lease to the lien of the Mortgage; (iii) Tenant’s attornment; and (iv) Tenant’s right to continued use and possession of the Premises pursuant to the terms and conditions of the Lease.

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties, and intending to be legally bound, the parties do hereby covenant and agree as follows:

1.    Definitions. The following terms shall have the following meanings for purposes of this Agreement:

(a) “Foreclosure Event” means (i) foreclosure under the Mortgage; (ii) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Mortgage or any other remedy available to Mortgagee under the documents evidencing and/or securing the Loan or applicable law pursuant, as a result of which a Successor Landlord becomes the owner of the Property; or (iii) delivery of a deed or other conveyance of Landlord’s interest in the Property in lieu of any of the foregoing.

(b) “Successor Landlord” means any party that becomes the owner of the Property as the result of a Foreclosure Event, including without limitation, Mortgagee.

2.    Subordination of Lease.    The parties agree that, subject to the terms and conditions of the Lease and this Agreement, the Lease is and shall be subject and subordinate to the lien of the Mortgage, and to all renewals, modifications, consolidations, replacements, and extensions of the Mortgage, to the full extent of the principal sum and all other amounts secured thereby, and interest thereon.

Exhibit E  |  Page 1

3.    Non-disturbance.

(a) Non-disturbance By Mortgagee. Mortgagee hereby consents to the Lease and upon the occurrence of any Foreclosure Event, so long as the Lease is in full force and effect and there is no ongoing default of Tenant under the Lease beyond any applicable cure period, Mortgagee shall not name or join Tenant as a defendant or otherwise in any exercise of Mortgagee’s rights and remedies arising under the Mortgage, unless applicable law requires that Tenant be made a party thereto as a condition to proceeding against Landlord. In the latter case, Mortgagee may join Tenant in such action only for such limited purpose, and not to terminate the Lease, or to terminate Tenant’s possession of the Premises, or to otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action. Additionally, upon the occurrence of any Foreclosure Event, so long as the Lease is in full force and effect, and there is no ongoing default of Tenant under the Lease beyond any applicable cure period, Mortgagee shall not terminate the Lease nor disturb Tenant’s possession of the Premises under the Lease, except in accordance with the terms of the Lease and this Agreement. So long as the Lease is in full force and effect and there is no ongoing default of Tenant under the Lease beyond any applicable cure period To the fullest extent permitted under applicable law, no foreclosure of the lien of the Mortgage or other proceeding in respect thereof shall divest, impair, modify, abrogate, or otherwise adversely affect any interest or rights whatsoever of Tenant under the Lease, and in the event of such adverse effect Mortgagee or other purchaser or transferee of the Property and Tenant shall enter into a new lease upon the same terms as the Lease.

(b) Non-disturbance by Successor Landlord.    When any Successor Landlord takes title to the Property, so long as the Lease is in full force and effect and there is no ongoing default of Tenant under the Lease beyond any applicable cure period, Successor Landlord shall not terminate or disturb Tenant’s possession of the Premises under the Lease, except in accordance with the terms of the Lease and this Agreement.

(c) Effect of Foreclosure Event. Upon a Foreclosure Event, the Lease (as modified by this Agreement) shall continue in full force and effect as though the default giving rise to such action had not occurred. Subject to the terms of Section 5 hereof, Successor Landlord shall recognize all of the rights and interest of Tenant under the Lease, and shall perform all of the duties and responsibilities of the Landlord under the Lease, with the same force and effect and with the same priority in right as if the Lease were directly made between Successor Landlord and Tenant, so long as Tenant is not in default thereunder beyond any applicable cure period available to Tenant by law, in equity or by the terms of the Lease.

4.    Attornment. If any Successor Landlord shall succeed to the interest of the Landlord under the Lease, and the Lease shall not have expired or been terminated in accordance with the terms of the Lease or this Agreement, Successor Landlord shall be bound to Tenant under all terms and conditions of the Lease (except as provided in this Agreement); Tenant shall recognize and attorn to Successor Landlord; and the Lease shall continue in full force and effect as a direct lease, in accordance with its terms; and the relationship of landlord and tenant shall exist between Successor Landlord and Tenant, subject to Section 5 hereinbelow. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of the parties hereto, provided that Tenant shall be under no obligation to pay rent to Successor Landlord until Tenant receives written notice pursuant to paragraph 10 hereof, from Successor Landlord that it has succeeded to the interest of the Landlord under the Lease. In such case, Landlord hereby irrevocably authorizes Tenant to make any required payments to Successor Landlord and releases and discharges Tenant of, and from, any liability to Landlord on account of any such payments, even if such payments are made to Successor Landlord in error. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Successor Landlord, any instrument or certificate reasonably necessary to evidence such attornment.

5.    Rights and Obligations of Successor Landlord under Lease. In the event of attornment, Successor Landlord shall have the same remedies in the event of any default of Tenant under the Lease (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants, and conditions of the Lease on Tenant’s part to be performed that are available to Landlord under the Lease. Tenant shall have the same remedies against Successor Landlord for the breach of an agreement contained in the Lease that Tenant might have had against Landlord if Successor Landlord had not succeeded to the interest of Landlord; provided, however, that Successor Landlord shall not be:

Exhibit E  |  Page 2

(a) liable for any act or omission of, or any claims against any prior landlord (including Landlord) unless Mortgagee had written notice of and an opportunity to cure the same prior to a Foreclosure Event; or

(b) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord) unless Mortgagee had received written notice of same prior to a Foreclosure Event and a reasonable opportunity to cure the same, following receipt of a Default Notice under Section 7, below; or

(c) bound by any rent or additional rent which Tenant might have paid for more than the thirty (30) days in advance to any prior landlord (including Landlord) unless such payments were actually delivered to Successor Landlord; or

(d) bound by any amendment or modification of a material term, provision and/or conditions of the Lease, or waiver of any of its terms, made without its consent, which consent shall not be unreasonably withheld, delayed or conditioned, which results in reduction of rent or other sums due under the Lease or that would adversely affect the economic terms of the Lease, decreases the economic benefits of the Lease for Successor Landlord, or increases the Successor Landlord’s obligations unless, in any such instances, the amendment or modification is affected through the exercise of a right expressly accorded to Tenant under the Lease; or

(e) liable for any sum that any prior landlord (including Landlord) owed to Tenant, including without limitation any security deposit, unless the amount owed was actually delivered to Successor Landlord; or

(f) bound by any cancellation, termination or surrender of the Lease, except as expressly provided under the Lease or otherwise approved in writing by Successor Landlord; or

(g) bound by any assignment of the Lease or sublet of any portion of the Premises, except as expressly provided under the Lease or otherwise approved in writing by Successor Landlord.

6.    Exculpation of Successor Landlord.    Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, Successor Landlord’s obligations and liability under the Lease shall not extend beyond Successor Landlord’s (or its successors’ or assigns’) interest in the Property, including insurance and condemnation proceeds; and Successor Landlord’s interest in the Lease (collectively, “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as amended or affected by this Agreement.

7.    Mortgagee’s Right to Cure.

(a) Notice to Mortgagee. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any remedies under the Lease, Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (“Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

(b) Mortgagee’s Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of fifteen (15) days after the date of receipt of any such Default Notice or (subject to the provisions of Section 12, below) such longer period as is otherwise available to the Landlord under the Lease, in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure any such breach or default by Landlord, unless and until Mortgagee holds legal title or possession of the Property, at which point Mortgagee will have such additional time as would have been available to Landlord under the Lease as if it received a Default Notice on the date that Mortgagee acquires legal title to or possession of the Property. Notwithstanding anything to the contrary contained herein, in the event Landlord or Mortgagee does not cure such default within the time period provided to Landlord under the Lease and the nature of the default threatens Tenant’s ability to conduct its daily business or threatens to materially or adversely damage Tenant’s property located in the Premises, then Tenant may be permitted to exercise its rights and remedies under the Lease.

Exhibit E  |  Page 3

8.    Miscellaneous.

(a) Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

(b) Entire Agreement. This Agreement constitutes the entire agreement among Mortgagee, Landlord, and Tenant regarding the rights and obligations of Tenant, Landlord, and Mortgagee as to the subject matter of this Agreement.

(c) Conflict Between Lease and Agreement. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord.

(d) Interpretation; Governing Law. The interpretation, validity, and enforcement of this Agreement shall be governed by and construed under the internal laws of the state or commonwealth where the Property is located, excluding its principles of conflicts of law.

(e) Amendments. This Agreement may be amended only by a written instrument executed by all parties, which amendment shall be effective only when a duly executed original or copy is delivered to each party.

(f) Counterparts and Electronic Signatures. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterparts of the signature page, and this Agreement may be executed by the affixing of the signatures of each of the parties to one of such counterparts. All of such counterparts shall be read as though one, and they shall have the same force and effect as though all the signers had signed a single page. The delivery of a copy of a counterpart of a signature page of this Agreement, bearing an original signature, by facsimile or by electronic mail in “pdf”, or “portable document format” form, or by any other “read only” electronic means which shall preserve the original graphic appearance of such signature page and such signature, will have the same effect as the physical delivery of the paper version of said signature page to this Agreement bearing the original signature.

(g) Notice by Landlord to Tenant. Landlord hereby agrees to notify Tenant in writing of any release, satisfaction or termination of the Mortgage.

10.    Notices.    Any notice or other communication to the parties shall be sent to the addresses set forth in the caption to this Agreement, or such other addresses as a party may from time to time specify by notice in writing to any other party. Any such notice or other communication shall be in writing, and shall be given by certified mail, return receipt requested, postage prepaid; or by nationally recognized private, overnight courier. Notice will be deemed given (i) five (5) days after deposit in the U.S. Mail or on such earlier date as same is actually received; or (ii) one (1) business day after deposit with a nationally recognized overnight courier.

11.    Rent Payments. If Landlord defaults in the performance of its obligations under the Mortgage, Tenant will recognize any assignment of rents Landlord made to Mortgagee and will pay to Mortgagee as assignee all rents that become due under the terms of the Lease after the date of Tenant’s receipt of (i) a written demand from Mortgagee (accompanied by a fully executed copy of this Agreement), indicating that Landlord is in default under the terms of the Mortgage; (ii) the Assignment Agreement or other legal documentation verifying the right of Mortgagee to receive rent and other payments under the Lease; and (iii) an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) from

Exhibit E  |  Page 4

Mortgagee. Tenant shall have no obligation to verify the existence of any default alleged by Mortgagee. Landlord acknowledges that it has assigned the rents due under the Lease to Mortgagee and authorizes Tenant to accept Mortgagee’s direction and waives all claims against Tenant for any sums so paid at Mortgagee’s direction. Mortgagee acknowledges, however, that Tenant will be making payments of rent to Landlord by means of computer-generated checks or other electronic payment and that Tenant will require a period of time within which to re-program its accounts payable computer system to reflect Tenant’s receipt of Mortgagee’s direction. Consequently, Tenant will have no liability to Mortgagee for any regularly scheduled installment of rent remitted to Landlord during the period that begins on the date of Tenant’s receipt of Mortgagee’s direction and that ends thirty (30) days after that date. Landlord shall indemnify, defend and hold harmless Tenant, its agents, servants and employees, from and against any and all claims, actions, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) arising out of or related to Tenant’s compliance with Mortgagee’s instructions pursuant to this paragraph 11, even if such instructions were given, and payments made, in error. Tenant’s payment of rents to Mortgagee in accordance with the foregoing will continue until the first to occur of the following:

(a) no further rent is due or payable under the terms of the Lease; or

(b) Mortgagee gives Tenant notice that Landlord has cured the default that existed under the Mortgage and instructs Tenant to make subsequent remittances of the rent to Landlord; or

(c) a transfer of the Property occurs and the purchaser and Mortgagee give Tenant notice of such transfer, together with the legal documents giving evidence to such transfer, IRS Form W-9, and other information required by Tenant to change its accounts payable system. The purchaser will automatically succeed to Landlord’s interest under the terms of the Lease, after which time the rents and other benefits accruing in favor of Landlord under the terms of the Lease will be payable to the purchaser as the owner of the Premises.

12.    Copy of Agreement.    No provision of this Agreement shall be binding upon Tenant unless and until Landlord and Mortgagee shall have also duly executed this Agreement and a duplicate original of this Agreement has been provided to Tenant at the address set forth in the caption to this Agreement.

[Remainder of Page Intentionally Left Blank;

Signature and Notary Pages to Follow]

Exhibit E  |  Page 5

IN WITNESS WHEREOF, the parties hereto have caused the execution of this Subordination, Non-Disturbance, and Attornment agreement as of the day and year first above written.

SIGNED, SEALED, AND DELIVERED

IN THE PRESENCE OF:

TENANT:

By:
Printed:
Its:
Date:

STATE OF	)

) SS:

COUNTY OF	)

Before me, a Notary Public in and for said County and State, personally appeared the above-named                                         , by                             , its                              who acknowledged that he did sign the foregoing instrument on behalf of                             , the Tenant, and that the same is the free act and deed of the corporation and his free act and deed as such officer and as an individual.

IN WITNESS WHEREOF, I hereunto have set my hand and seal at                                         ,                              this              day of                                 , 20        .

Notary Public
Print name:

My commission expires:

Exhibit E  |  Page 6

IN WITNESS WHEREOF, the parties hereto have caused the execution of this Subordination, Non-Disturbance, and Attornment agreement as of the day and year first above written.

SIGNED, SEALED, AND DELIVERED

IN THE PRESENCE OF:

LANDLORD:

By:
Printed:
Its:
Date:

STATE OF	)

) SS:

COUNTY OF	)

Before me, a Notary Public in and for said County and State, personally appeared the above-named                                         , by                             , its                              who acknowledged that he did sign the foregoing instrument on behalf of                             , the Landlord, and that the same is the free act and deed of the corporation and his free act and deed as such officer and as an individual.

IN WITNESS WHEREOF, I hereunto have set my hand and seal at                                         ,                              this              day of                                 , 20        .

Notary Public
Print name:

My commission expires:

Exhibit E  |  Page 7

IN WITNESS WHEREOF, the parties hereto have caused the execution of this Subordination, Non-Disturbance, and Attornment agreement as of the day and year first above written.

SIGNED, SEALED, AND DELIVERED

IN THE PRESENCE OF:

MORTGAGEE:

By:
Printed:
Its:
Date:

STATE OF	)

) SS:

COUNTY OF	)

Before me, a Notary Public in and for said County and State, personally appeared the above-named                                         , by                             , its                              who acknowledged that he did sign the foregoing instrument on behalf of                             , the Mortgagee, and that the same is the free act and deed of the corporation and his free act and deed as such officer and as an individual.

IN WITNESS WHEREOF, I hereunto have set my hand and seal at                                         ,                              this              day of                                 , 20        .

Notary Public
Print Name:

My commission expires:

Exhibit E  |  Page 8

SNDA EXHIBIT A

PROPERTY

Exhibit E  |  Page 9

EXHIBIT F

TENANT ESTOPPEL CERTIFICATE

[INSERT ADDRESS OF RECIPIENTS]

RE:	[INSERT SITE ADDRESS]

Ladies and Gentleman:

For the purpose of providing information regarding the premises commonly known as                      (the “Premises”), in which                                                              , a                                          corporation, is a tenant (“Tenant”) and                                                               is the landlord (“Landlord”) under that certain lease (the “Lease”), dated                                         , 20        , to the best of its information, knowledge and belief, Tenant does hereby certify to                                          as of the date hereof, the following:

1.	(a)	Date of Amendments

or Modifications:

	(b)	Date of Assignment:

	(c)	Primary Term of Lease:

Rent Commencement Date:

Lease Expiration Date:

	(d)	Remaining Extension Options:

First Renewal Term:

Second Renewal Term:

	(e)	Monthly Base Rent:

	(f)	Monthly Base Rent Escalations:

First Renewal Term:

Second Renewal Term:

	(g)	Security Deposit:

	(h)	Outstanding Allowance:

	(i)	Expansion Option:

2.

The Lease is the legal, valid and binding obligation of Tenant enforceable against Tenant according to its terms and has not been modified either orally or in writing, except as disclosed in section 1(a) above, and the Lease is in full force and effect. The Lease constitutes the entire agreement between Tenant and Landlord.

Exhibit F, Page 1

3.

The Lease is in full force and effect and except as set forth on Exhibit “A” attached hereto (i) neither Landlord nor Tenant has issued a notice of default and to Tenant’s actual knowledge without investigation there are no events that with the passage of time or notice would constitute a default by Landlord or Tenant under the Lease, and (ii) to Tenant’s actual knowledge without investigation Landlord is in full compliance with all of the terms, conditions and covenants of the Lease.

4.

Landlord has completed all construction obligations, if any, except as set forth on Exhibit “A” attached hereto, and has made any contribution to work to be performed by Tenant that was required under the Lease, except                                         . [IF ALLOWANCE NOT RECONCILED INSERT THE FOLLOWING LANGUAGE: the Allowance has not yet been reconciled and $                     remains outstanding. IF NOT, END THE SENTENCE AFTER THE WORD LEASE].

5.

Tenant has no contract to acquire, purchase option or right of first refusal with respect to the Premises or any part thereof, and no right to terminate the Lease prior to its scheduled expiration, except as specifically set forth in the Lease.

6.	All rent, charges and other payments due Landlord, under the Lease have been paid as of the date of this Certificate and no rent has been paid more than thirty (30) days in advance.

7.

Tenant does not have or hold any claim or defense against Landlord which might be offset or credited against future rents or any other obligation accruing under the Lease, except                                                              .[IF THERE ARE SUCH CLAIMS OR DEFENSES, INSERT THE SAME WITH THE SECTION REFERENCE; IF NOT, END THE SENTENCE AFTER THE WORD LEASE]

8.

Tenant is entitled to no claims, counterclaims, defenses or setoffs against Landlord, arising from the Lease, nor is Tenant entitled to any concessions, rebate, allowance, abatement (subject to Section 13 of the Lease) or free rent for any period after the date of this certification, except                                                              .[IF THERE ARE SUCH CLAIMS OR DEFENSES, INSERT THE SAME WITH THE SECTION REFERENCE; IF NOT, END THE SENTENCE AFTER THE WORD LEASE]

9.

Tenant has no actual knowledge of any prior sale, transfer, assignment, hypothecation, or pledge of the Premises, the Lease, or the rents payable thereunder and Tenant has not assigned its interest in the Lease or sublet any of the Premises.

10.

To Tenant’s actual knowledge without investigation, there are no actions, whether voluntary or otherwise, pending against the Tenant or any guarantor of the Lease under the bankruptcy or insolvency laws of the United States or any state thereof, related to the Lease.

TENANT:

By:

Printed:

Its:

Date:	, 20

Exhibit F, Page 2

Estoppel Exhibit “A”

Incomplete Construction Obligations

Exhibit F, Page 3

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

The undersigned, being the Chief Financial Officer of                      (the “Tenant”) is delivering this Compliance Certificate, for and on behalf of the Tenant, in accordance with the provisions of that certain Lease Agreement dated                              , 20         (the “Lease”) by and between                      (the “Landlord”) and Tenant, confirming the Tenant’s compliance with the Financial Covenant (as defined herein).

For purposes of the Lease, the term “Financial Covenant” shall mean that the Tenant (i) has and maintains a tangible net worth, determined in accordance with generally accepted accounting principles, of no less than One Hundred Million Dollars ($100,000,000.00); (ii) working capital, determined in accordance with generally accepted accounting principles, of at least Ten Million Dollars ($10,000,000.00); and (iii) loss reserves for the amount of Tenant’s self-insurance obligations under the Lease, the amounts of which are actuarially derived in accordance with accepted standards of the insurance industry and accrued (i.e., charged against earnings) or otherwise funded.

By execution of this Compliance Certificate, Tenant acknowledges and agrees that its undertaking to self-insure the risks that would be otherwise covered by the insurance required in the Lease does not and will not affect, alter or otherwise modify the indemnity obligations of Tenant under the Lease or those terms of this Lease which provide for the waiver and/or release of certain claims as against the Landlord.

The undersigned, for and on behalf of Tenant, hereby represents, warrants and certifies that the information contained in this Compliance Certificate is true and accurate as of this          day of                     .

By:
Printed:
Title:	Chief Financial Officer

Exhibit G, Page 1